Registration No.: 333-138251

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM S-1/A

                               (Amendment No. 10)

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

                             CASINO PLAYERS, INC.
            (Exact name of registrant as specified in its charter)

                                    Nevada
        (State or other jurisdiction of incorporation or organization)

                                     7990
           (Primary Standard Industrial Classification Code Number)

                                  54-2156042
                    (I.R.S. Employer Identification Number)

                      2400 N Commerce Parkway, Suite 105
                             Weston, Florida 33326
                                (954) 684-8288

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    INCORP
                             3155 E. Patrick Lane
                            Las Vegas, Nevada 89120
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:
                             The Sourlis Law Firm
                           Virginia K. Sourlis, Esq.
                                 The Galleria
                                2 Bridge Avenue
                          Red Bank, New Jersey 07701
                              www.SourlisLaw.com
                           Telephone: (732) 530-9007
                           Facsimile: (732) 530-9008

           As soon as practicable after this Registration Statement
                            is declared effective.
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer		[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

                        Calculation of Registration Fee


Title of Each Class	Shares To Be		Proposed		Proposed		Amount of
of Securities To Be	Registered (1)		Maximum			Maximum			Registration
Registered -					Offering Price		Aggregate		Fee (3)
Common Stock					Per Share (2)		Offering Price

Shares offered by
the Company 		12,000,000		$0.25			$3,000,000		$300.00

Shares offered by
Selling Stockholders(4)	6,000,000		$0.25			$1,500,000		$200.00

  Total			18,000,000		$0.25			$4,500,000		$500.00 (5)

                   ________________________________________

(1) Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Company and the Selling Stockholders named herein on a delayed or continuous basis. The offering price has been arbitrarily determined.

(2)	The offering price has been arbitrarily determined.

(3)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on our per share book value as of September 30, 2008. No market currently exists for the shares.

(4)	These are outstanding shares of common stock which may be offered for sale by Selling Stockholders pursuant to this registration statement at $0.25 per share for the duration of this offering or until the shares become quoted on a securities market such as the Over-the-Counter Bulletin Board or securities exchange and thereafter at prevailing market prices or privately negotiated prices.


(5)	Fee already paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                   ________________________________________

The information in this prospectus is not complete and may be changed. We and our Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED OCTOBER 8, 2009

The information in this prospectus is not complete and may be changed. The Company and the Selling Stockholders named herein may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  PROSPECTUS

                       18,000,000 SHARES OF COMMON STOCK

                             CASINO PLAYERS, INC.

                                $0.25 per Share

Casino Players, Inc. is offering for sale a total of up to 12,000,000 shares of its common stock on a "self-underwritten," best efforts basis. In addition, the selling stockholders named in this prospectus (the "Selling Stockholders") are offering for sale from time to time an aggregate of up to 6,000,000 shares of our common stock. The shares will be offered at a price of $0.25 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. See "Use of Proceeds" and "Plan of Distribution."


The shares being offered for resale by the Selling Stockholders represent approximately 20.4% of the Company's issued and outstanding shares of common stock (15.7% if the 12,000,000 shares being offered by the Company pursuant to this prospectus are sold)


If we sell all of the 12,000,000 shares offered by the Company, we will receive $3,000,000 in gross proceeds. The Company expects the net proceeds from the sale of fifty percent (50%) of the shares will sustain its operations for a period of t12 months. We intend to use the remaining fifty percent (50%) of the proceeds market the Company's website and travel related products via online, email pop-ups and banner ads, direct mail and print advertising and strategic acquisitions. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders.



The Selling Stockholders and any broker/dealer executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker/dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, to the extent permissible by law.


There is currently no active trading market for our common stock, and such a market may not develop or if developed, be sustained. Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to solicit a registered broker/dealer to apply to FINRA to make a market in our common stock. At the date hereof, we have not contacted any broker/dealer.

As there is no market for our common stock, the shares being offered for resale by the Selling Stockholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market, such as the Over the Counter Bulletin Board or securities exchange. Sales of a substantial number of shares of our common stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
INVESTMENT.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE


       The date of this preliminary prospectus is October 8, 2009.

                                  PROSPECTUS

                             CASINO PLAYERS, INC.
                        18,000,000 SHARES COMMON STOCK
                                $0.25 per Share

                               Table of Contents

									Page

SUMMARY									3
RISK FACTORS								8
DESCRIPTION OF BUSINESS							14
DESCRIPTION OF PROPERTIES						19
LEGAL PROCEEDINGS							19
USE OF PROCEEDS								19
DETERMINATION OF OFFERING PRICE						20
DILUTION								20
DIVIDENDS								21
SELLING STOCKHOLDERS							21
SELLING STOCKHOLDER TABLE						23
PLAN OF DISTRIBUTION							24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS		27
EXECUTIVE COMPENSATION							29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		30
DESCRIPTION OF SECURITIES						32
INTEREST OF NAMED EXPERTS AND COUNSEL					33
EXPERTS									34
DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES								34
ORGANIZATION WITHIN LAST FIVE YEARS					34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATION & PLAN OF OPERATIONS					35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS				43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS		43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  AND FINANCIAL DISCLOSURE 44
WHERE YOU CAN FIND MORE INFORMATION					45
FINANCIAL INFORMATION							F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities in any state where the offer is not permitted.

SUMMARY

You should read the entire prospectus before making an investment decision to purchase our common stock. In this prospectus, unless otherwise indicated, "we," "us," "our" and the "Company" refer to Casino Players, Inc.

Who We Are:

Casino Players, Inc. (the "Company") was incorporated on July 19, 2005 in the state of Nevada. We are a casino representation company that conducts business under the trade name and service mark "Casino Rated Players." We offer free casino resort rooms to qualified gamblers who are approved by the casino of their choice.


At June 30, 2009, we had $950 in cash on hand and a stockholders' deficit of $461,362. For the twelve months ended December 31, 2007, we had revenues of $81,431 and a net loss of $193,074, compared to $4,200 in revenues and a net loss of $34,849 for the fiscal year ended December 31, 2008. For the six months ended June 30, 2009, we generated $3,956 in revenues, compared to $4,200 during the six months ended June 30, 2008. Net losses for June 30, 2009 were $13,466 vs. $26,345 for the six months ended June 30, 2008. The decrease in net losses was due to a decrease of office rent from $12,000 for six months
2008 to $0 for the six months of 2009.   In our auditor's 2008 audit report,
they expressed their doubt as to our ability to continue as a going concern. We do not currently have enough capital to fund our operations for the next 12
months.   We estimate that we will need $500,000 to fund our operations for the next 12 months.


We have one subsidiary, Casino Rated Players, Inc. ("CRP"), a casino representation company ("Rep Company" or "Casino Rep Company"). A Casino Rep Company is essentially an extension of a casino's marketing department that markets casino resorts to low and high rollers (gamblers) for which it receives a commission based on the player's loss or total wagers during the player's stay at the casino.


We record revenue after a player departs a casino or cruise line if we have confirmation of commission amount due. Sometimes, however, it can take up to a week to receive confirmation that a player has qualified for the Company to receive a commission.


Our casino player is identified when he/she informs the casino dealer/manager that he/she is a "Casino Rated Player" and shows his/her player identification card. The casino manager then writes down the start of the player's playing time and watches to determine average bet and hours played. The tracking procedure is left up to the casino, and we rely on gaming info provided by the casino management. In some instances, it has come to our attention that our players' losses and average bets exceeded those reported by the casino, , thereby reducing our commissions since we make a commission based on a
player's loss at the casino.   The Company has no recourse other than to not
return players to that casino.


Our business strategy is to utilize the internet to communicate with gamblers and make them aware of our services to provide free rooms and amenities at casinos in North America and the Caribbean.


To date, the Company has not had advertising funds to market its services. We anticipate revenues increasing after marketing dollars are available to promote the Company's services even though revenues over the past 18 months have been insignificant and the trend has been decreasing. We estimate that we need $60,000 to commence our marketing strategy.

Our Services

Through our website, www.CasinoRatedPlayers.com (the contents of which are not incorporated by reference herein), we offer four services to gamblers seeking gambling and entertainment. Applicants complete a reservation form on our website and indicate his/her dates of travel and first and second place priority casinos. The Company returns a confirmation to the applicant to receive a casino rate for his/her room with the betting requirements for the casino of his/her choice. Applicants are charged a one-time $30 per room administrative fee after we confirm their casino room rate and qualifications to earn a free room under "Play to Qualify." We do not charge for any services other than a "Play to Qualify" reservation. "Play to Qualify" is a service we offer to players that do not have a history of gaming and want to qualify for free casino resort rooms. We contact the casino and request a casino rate for "Play to Qualify" rooms. The casino normally offers a discount of 50% off of the normal rate. The player uses his/her credit card to check into the casino and is notified at check out if they qualified for a free room. If they do not qualify, the casino rate is charged to the player's credit card. The player pays the Company a service fee of $30 for making the reservation; and if the player qualifies for a free room, we receive a Casino Rep commission from the casino.

Below is a description of the four services we offer:

(1)	Discounted Casino Tour Packages to Non-Qualified players. We create our own casino tour and travel packages to Las Vegas that include a hotel room, a transfer from the airport to the hotel, two buffet meals, one ticket to the show, Jubilee; a $25 match play coupon (the casino provides $25 of gaming chips to start the player's gaming, after the player puts up $25 cash to buy $25 in chips), and discounted wine/spa/and other coupons. Las Vegas is the only destination that we offer gaming tours to non qualified players.


(2)	Complimentary Casino Resort Rooms and Suites.  We offer complimentary casino resort rooms and suites to players that qualify based on average bet and hours of daily playing, confirmed as a qualified player by the casino resort selected by the player. The player contacts us online requesting a free room or "Play to Qualify" room, we respond with a confirmation of their request and follow up with an e-mail, confirming their room after the casino confirms availability and free room or Play to Qualify room rate.


(3)	Poker Cruises to the Caribbean.  We are currently negotiating with two cruise lines to offer "Poker Mini Tournaments" to all passengers. If we are successful, we will operate the tournaments to all passengers and market poker cruises to the public, offering discounted cabin pricing.


(4)	Free Cruise Cabins to Qualified Players. We offer qualified players complimentary cruise cabins to the Caribbean. The player qualify by playing casino games four hours a day with an average bet of $150 or more, depending on the retail value of the cruise.


The Company sent over 100 gamblers to casino resorts in 2007 and less than 50 in 2008. They were all "Play to Qualify" players.


The Company's goal is to add another revenue stream from cruise passengers that desire to play poker instead of casino slots or table games. In April 2007, we had 60 passengers who signed up with the Company to "Play to Qualify" on a cruise. None of the players qualified. However, we earned approximately $7,200 in cabin commissions.

Casino Licenses

A Casino Rep Company needs a gaming license from each state that the Casino Rep Company wants to send players and a casino rep agreement from the relevant casino. We are licensed in Nevada, New Jersey, the Bahamas, Foxwoods in Connecticut and Puerto Rico. In granting the licenses in the foregoing territories, the relative gaming commissions and casino completed a customary and thorough background check on Joe Fahoome, the President of Casino Rated Players. We have a total 25 licenses, 14 of which are with Harrah's casinos.

History:

We have been in business since 2004, operating out of Ft. Lauderdale, Florida and Detroit, Michigan. Our President, Joseph Fahoome, has over 25 years experience in owning and operating a Casino Rep Company in Detroit and relocated to Ft. Lauderdale in 2004 to operate Casino Rated Players. Mr. Fahoome owned a Casino Rep business in Detroit for over 25 years, sending players primarily to Las Vegas and Atlantic City in groups of 10 to 100 players. The marketplace changed in Detroit when three new casinos simultaneously opened in Detroit, all operating 24 hours a day, 7 days a week and offering the same games and entertainment Las Vegas and Atlantic City offered, resulting in dramatic decrease of players' interest in Las Vegas or Atlantic City.

Offices:

Our offices are located at 2400 North Commerce Parkway, Suite 105 Weston, Florida 33326 (10 miles west of Ft. Lauderdale). Our telephone number is
(954) 684-8288.

Selected Financial Data

              The following financial information summarizes the more complete historical financial information included at the end of this prospectus.


 					At June 30,	At December 31,
					2009		2008
					(Unaudited)	(Audited)

Balance Sheet

Total Assets				$6,844		$6,907
Total Liabilities			$468,206	$454,802
Stockholders' Equity (Deficit)		$(461,362)	$(447,896)

 					For the Six Months		For the Twelve Months
					Ended June 30,			Ended December 31,
				 	2009		2008		2008		2007
					(Unaudited)	(Unaudited)	(Audited)	(Audited)

Income Statement

Revenues				$3,956		$4,200		$4,200		$81,431
Cost of Sales				$0		$0		$0		$65,271
Operating Expenses			$13,384		$30,545		$39,049		$209,204
Net Loss				$(13,466)	$(26,345)	$(34,849)	$(193,074)

The Offering

The Issuer:	Casino Players, Inc., a Nevada corporation (the "Company")


Securities Being Offered:	Up to 18,000,000 shares of common stock (the
"Shares") from time to time on a delayed or continuous basis, 12,000,000 of which are being offered by the Company and 6,000,000 by the selling stockholders named in this prospectus (the "Selling Stockholders"). None of the Selling Stockholders are affiliates of the Company. The shares of common stock offered by the Selling Stockholders represent approximately 20.4% of the issued and outstanding shares of the Company (approximately 15.7% upon the sale of all of the 12,000,000 shares of the Company).

Selling Stockholders:	The Selling Stockholders named in this prospectus are
existing stockholders of our Company who received shares of our common stock in one or more offerings exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act promulgated thereunder.

Offering Price:
We have arbitrarily determined the $0.25 purchase price of our common stock registered on a registration statement of which this prospectus is a part. Upon the effectiveness of the registration statement, we intend to solicit a registered broker/deal to submit an application with FINRA to be a market maker of our common stock and to have our common stock quoted on the OTC Bulletin Board. The Selling Stockholders will sell their shares at privately negotiated prices, and/or prevailing market prices if our common stock is quoted on the OTCBB.


Minimum Number of
Shares to be Sold: 	None

Common Stock
Outstanding Before
and After Offering:  	As of the date of this prospectus, there are
29,350,000 shares of our common stock are issued and outstanding. Assuming the sale of the 12,000,000 shares of common stock being offered by the Company in this prospectus, there will be 41,350,000 shares of common stock issued and outstanding.

Use of Proceeds:	If we sell all of the 12,000,000 shares offered by the
Company, we will receive $2,950,000 in net proceeds. We expect the net proceeds from the sale of fifty percent (50%) of the Shares will sustain our operations for a period of twelve months. We intend to use the remaining fifty percent (50%) of the net proceeds to market the Company's website and travel related products through the Internet, email pop-ups and banner ads, direct mail and print advertising and strategic acquisitions. We will not receive any of the proceeds from the sale of Shares offered by the Selling Stockholders. We will pay all expenses in connection with the registration of the common stock.

Risk Factors:	See "Risk Factors" and the other information in this
prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                 RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

Going Concern


At June 30, 2009, we had $950 in cash on hand and stockholders' deficit of $4561,362. For the twelve months ended December 31, 2007, we had revenues of $81,431 and a net loss of $193,074, compared to $4,200 in revenues and a net loss of $34,849 for the fiscal year ended December 31, 2008. For the six months ended June 30, 2009, we generated $3,956 in revenues, compared to $4,200 during the six months ended June 30, 2008. In our auditors' 2008 audit report, they have expressed their doubt as to our ability to continue as a going concern. We do not currently have enough capital to fund our
operations for the next 12 months.   We estimate that we will need $500,000 to
fund our operations for the next 12 months. The going concern opinion of the auditors might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and your ability to sell your shares of the Company's common stock. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.


You may never realize a return on your investment.

THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the Company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

Current conditions in the global markets and general economic pressures may adversely affect consumer spending and our business and results of operations.

Our performance depends on the impact of economic conditions on levels of consumer spending. Recently, the gaming industry has experienced decreasing revenues due to the prolonged recession, high unemployment, and decreased consumer spending and several casinos have cut back on the amount of complimentary number of rooms and other travel and other complimentaries (also known in the industry as "comps") and have filed for bankruptcy protection under Chapter 11 of the bankruptcy laws. As a result of the credit market crisis, coupled with declining consumer and business confidence, the recession, high unemployment, comps and other challenges currently affecting the global economy, consumers are continuing to curb discretionary spending, which is having an effect on the gaming industry which adversely affects our business. An extended duration or deterioration in current economic conditions could have a further material adverse impact on our financial condition and results of operations.

Casinos have been reducing their complimentaries.

In light of the recession and gamblers' decrease in discretionary income, casinos have been reducing their comps in order to increase their gross margins. Since we depend on such comps to pass on to our customer, our business may be materially adversely affected if cannot require comps and/or we fail to grow our business, including, but not limited to, acquiring profitable Casino Rep Companies.

We are dependent on our management team.

We believe that our success will depend on the experience of William Forhan, our Chief Executive Officer, Chief Financial Officer and Chairman, and Joseph Fahoome, our President and Director. The loss of their services would have a materially adverse effect on our business.

Local casinos and slot parlors could hurt our business.

We face intense competition. Over the past few years, many states have permitted and continue to permit casino companies to build and operate slot parlors and casino resorts in their states in order to provide employment, tourist dollars and taxes. Many casino resorts and casino parlors have been marketing their business to gamblers who frequent Las Vegas and/or Atlantic City. Gamblers who wish to save time and money by frequenting local slot parlors and casinos, especially in light of the current recession and decrease in discretionary income, have been adversely affecting casino resorts in Las Vegas and Atlantic City as well as other destinations. Therefore, competition
in our industry is high and intense and becoming more so.   We do not know
when or if, such traditional destinations will return to their prior levels. Our business and stock price could be adversely be affected by the proliferation of local casinos and slot parlors.

We do not have any way of collecting commissions in certain instances.


A complimentary room policy is also available directly from the casino resort since the casino's marketing department is constantly soliciting players to visit their casino by offering free rooms as a motivation to play at the casino where they stay instead of going to other casinos. The casinos are trying to increase their database of players. The Casino Rep's commissions are protected by the casino if the player was delivered by a Casino Rep and the player has been to the casino in the past 12 months. Casino contracts are in writing with all casinos outlining the casino qualifications to earn a free room and commission paid to the Casino Rep Company. The Company does not have any way of enforcing a casino contacting a Casino Rep's player before 12 months have elapsed, unless a player advises the Rep Company that he/she was contacted. The casino does not pay a commission after the 12 month period has passed. They are then considered the casino's customer unless the Rep Company sends the player back to the casino before the player accepts a casino invitation. Our inability to enforce a casino contacting a Casino Rep's player before 12 months have elapsed, unless the player advises us that he was contacted, could materially affect our business operations.


Cruise ships might limit our poker tournaments to only those players we bring on board.

In April 2005, the Company operated one seven night cruise mini poker tournament (the "Poker Cruise") on a cruise ship before the ship sailed the Caribbean to the Mediterranean. The poker tournament was to be available to all passengers on board. However, the cruise line changed its decision once it departed and only let the Company's 10 poker passengers play, denying that opportunity to the other 1,800 passengers. The Company did not have a legal contract signed by the cruise company. We had detailed emails from their corporate Director of Marketing confirming all passengers could play, but the ships Chief Operating Officer ignored the emails and restricted passengers playing. The financial results were disappointing because we had 12 staff members on board and the tournament was limited to only the ten cruise players we had brought. The Company had not operated any additional Poker Cruises.
The Company is in discussions with another cruise line to lease public space and offer mini-tournaments to all cruise passengers; and the Company continues negotiating with the original cruise company for future sailings. The Company does not intend to use this cruise line without a written and enforceable contract in place. If we are unable to obtain written contracts with cruise ships in the future, we will not be able to enforce our agreed upon arrangements with them and our business could suffer as a result of this.

Our limited operating history will make it difficult to evaluate an investment in our common stock.


Casino Players, Inc. commenced operations in July 2005 which may make it difficult for you to evaluate our business and prospects based on prior performance. We have limited revenues, and our business model requires us to secure working capital for marketing expenses. If our model fails, then we will fail as a company. While we did purchase assets of our predecessor, Casino Rated Players, Inc., that business had been dormant from March 2005 to December 2005 because of lack of working capital to market the services. Therefore, when we purchased these assets, we had to recommence the business and attempt to raise necessary working capital to market our services. Unless we raise sufficient funds in this offering, we won't be able to succeed in our business model.

The offering price of the Shares has been arbitrarily determined. The prevailing offering price of our common stock might be less than the $0.25 offering price.


There has been no prior market for our common stock or other securities. We have arbitrarily determined the $0.25 offering price of the shares being registered. Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to solicit a registered broker/deal to submit an application with FINRA to be a market maker of our common stock and to have our common stock quoted on the OTC Bulletin Board. We can give no assurances that that such application will be approved. Even if our common stock is quoted on the OTC Bulletin Board, the prices of our common stock will be subject to market conditions and privately negotiated transactions. The prevailing market prices of our common stock might be less than your purchase price of our common stock.


We may not be able to retain managers and executives.

We cannot assure you that our systems, procedures and controls will be adequate to support our operations as they expand. Presently, Mr. William Forhan, our CEO, CFO and Chairman, and Mr. Joseph Fahoome, our President and a Director, are the only members of our management team. We do not have any other employees. If we succeed in raising capital, and if our managers effectively utilize that capital and we grow quickly, such future growth could impose significant added responsibilities on them, including the need to identify, recruit and integrate new senior level managers and executives. We cannot assure you that such additional management will be identified and retained by us. If we are unable to manage our growth efficiently and effectively or are unable to attract and retain additional qualified management, then there could be a material adverse effect on our financial condition and results of operations.

We face very strong competition from Casino Representatives (Casino Reps).

Certain of our Casino Rep competitors are much larger and well established and have significant financing in place for growth. There are over 800 similar Casino Reps in the marketplace. They may have lower overhead cost structures and may, therefore, be able to provide their products at lower prices than we can. We have elected to focus our marketing efforts on a niche of smaller-stakes players (and their families) that do not have the financial clout to request free or heavily discounted rooms at many casino destinations. Therefore, we can give no assurance that we will ever be able to secure long-term and profitable customer accounts.


We also face very strong competition from casinos.


casinos are our strongest competition and large sums of money to advertise their loyalty programs to past and potential casino players. In addition, they send direct mailing invitations to our past guests and offer them free rooms and amenities, which exceed our services. Casinos also have hosts on site to take care of players and have the ability to offer more complimentary services then we can offer, which sways the player to go directly to the casino host for their next trip, versus using us.


A majority of our commissions will be from 14 of Harrah's casinos. The loss of our relationship with Harrah's could have a material adverse effect on our business operations.


Fourteen of our 25 licenses are with Harrah's casinos. If we were to lose our licenses with Harrah's, we would seek similar license from competitive casinos in the marketplaces desired. Our failure to get similar licenses with other casinos could have a material adverse affect on our business operations.


player referrals to casinos are currently our only revenue stream.


CRP derives revenues from casino referrals that are paid on the players betting volume and or losses. The Company faces the risk that a player will not play as much as is required to qualify for a commission, resulting in the casino not paying CRP a commission. This could affect the relationship with the casino and the company if it happened on a regular basis. Our business model requires us to expend significant sums on marketing our web site in order to attract new players to use our services. player referral to casinos is the only way in which we create revenue. If we do not raise sufficient working capital, then we won't be able to compete.


The commissions received from casinos are based upon the players' hours played per day and amount of the average bet.


The casino will issue a report to us after the player departs, which outlines the hours played, the amount of wins or losses, and the commission paid for delivering the player to the casino. We rely on the casinos' reports and do not have the ability to independently verify or challenge them. There are times when players have advised us that they lost more than the casino reported; however, we do not have recourse with the casinos.

The voting control by our directors and officers will make it unlikely for other stockholders to effect change even if they are dissatisfied with management's performance.

Our officer and directors beneficially own approximately 68.3% of Casino Players Inc's currently issued and outstanding shares of common stock. Even if all 12,000,000 of the shares covered by this Registration Statement are sold, Mr. Forhan and Mr. Fahoome will continue to own more than 48.4% of all outstanding shares, and will, as a practical matter, be able to prevent other stockholders from participating in decisions, such as the election of directors, which affect our management and business direction.

Our corporate structure has certain anti-takeover aspects.

Under our Certificate of Incorporation, our Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting rights. In addition, since effective control of the Company is held by William Forhan and Joseph Fahoome voting together, they can limit or prohibit others from attempting to take over control of the Company and could have the effect of discouraging unsolicited acquisition proposals and other attempts to buy our company. Further, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.

We may never pay dividends.

To date, we have not paid any cash dividends on our common stock. Even if we become profitable in the future, it is likely that we will retain much or all of our future earnings to finance future growth and expansion.

There is currently no market for our stock, if one ever develops and maintained and there may only be limited ways to transfer your shares.

There is currently no market for our stock. The Shares are being offered and sold pursuant to Registration under the Securities Act of 1933, as amended (the "Act"), of which this prospectus forms a part, and similar provisions of applicable blue sky state laws. While it is our intent to solicit registered market-maker to apply to FINRA to have our Common Stock quoted on the Over-the-Counter Bulletin Board (OTCBB), we cannot assure you that we will be successful in such application or, that if we are successful, that a market for our common stock will ever develop or continue on the OTCBB. Purchasers of Shares will need to bear the economic risk of the investment for an indefinite period of time.

There is no minimum number of Shares we have to sell in this offering.

We are making this Offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us, and we do not have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We cannot assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the Offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

State laws may limit re-sales of the Shares.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual.

The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Investors in the Shares will suffer immediate and substantial dilution from the price they pay for the shares.

Investors in Casino Players, Inc.'s shares will acquire a minority interest in Casino Players, Inc., but will make a substantially greater financial investment than will the existing stockholders. There will be an immediate loss of value of your investment in the event Casino Players, Inc. was liquidated.

Sales of a substantial amount our common stock in the future could cause our stock price to fall.

Some stockholders hold a substantial number of shares of our common stock. If we are successful in developing a secondary market for our shares, then sales of a substantial number of shares of our common stock within a short period of time in the future could impair our ability to raise capital through the sale of additional debt or stock and/or cause our stock price to fall. Typically, if the market for a company's stock is not highly liquid and the holder of a substantial number of shares attempts to sell quickly a large number of shares, the price for the shares will decrease, sometimes at a rapid rate. In this situation, potential equity or convertible debt funders to the Company may be reluctant to provide financing since the value of their equity rights might decrease substantially. Also, the value of your shares might decrease substantially.

Sales of our common stock by the Selling Stockholders in a concurrent offering may depress our stock price.

As there is no market for our common stock, the shares being offered for resale by the Selling Stockholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market, such as the Over-the-Counter Bulletin Board or securities exchange. Sales of a substantial number of shares of our common stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

We plan to use our stock to pay, to a large extent, for future acquisitions and this would be dilutive to investors.

We plan to use additional stock to pay, to a large extent, for future acquisitions, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations and marketing. Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for acquisitions, or it could cause us to offer stock as consideration for acquisitions on terms that are not favorable to us and our shareholders. If we did resort to issuing stock in lieu of cash for acquisitions under unfavorable circumstances, it would result in increased dilution to investors.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.


Upon the effectiveness of this Registration Statement of which this prospectus forms a part, we will be required to file periodic and other reports with the SEC. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, referred to as Section 404, we will be required, to perform an evaluation of our internal controls over financial reporting in our annual report on Form 10-K for the fiscal year ended December 31, 2009, and have our independent registered public accounting firm test and evaluate the design and operating effectiveness of such internal controls and publicly attest to such evaluation. We are in the process of preparing an internal plan of action for compliance with the requirements of Section 404, which includes a timeline and scheduled activities, although as of the date of this filing we have not yet completed our effectiveness evaluation. As a result, we cannot guarantee that we will not have any material weaknesses reported by our independent registered public accounting firm. Compliance with the requirements of
Section 404 is expected to be expensive and time-consuming. If we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation or disagrees with management's report on the Company's internal control over financial reporting, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations, and cause potential stockholders and clients to lose confidence in our financial reporting, which could harm our business and the value of our common stock. Also, our failure to maintain effective internal controls may increase our susceptibility to fraud and error and may also expose our company and its officers and directors to additional liability.


We are subject to the penny stock rules, which may adversely affect trading in our common stock.

Currently our common stock is a "low-priced" security under the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealers' duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent abuses normally associated with "low-priced" securities from being established with respect to our securities.

                          FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "we expect," "will continue," "anticipate," "estimate," "project," "outlook," "could," "would," "may," or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Throughout this prospectus, references to "we," "us," "our," "CPI," "CRP," the "Company," collectively mean Casino Players, Inc. and Casino Related Players, Inc.

                           DESCRIPTION OF BUSINESS

Investors are encouraged to read the Summary contained in this forepart of this Prospectus.

General

Casino Players, Inc. was incorporated on July 19, 2005 in the state of Nevada. We are a casino representative company (a "Casino Rep Company") that conducts business under the trade name and service mark "Casino Rated Players." We offer free casino resort rooms to qualified gamblers approved by the casino resorts. We have been in business since 2004, operating out of Ft. Lauderdale, Florida and Detroit, Michigan. Our President, Joseph Fahoome, has over 25 years experience in owning and operating a Casino Rep Company in Detroit and relocated to Ft. Lauderdale in 2004 to operate Casino Rated Players. Mr. Fahoome owned a Casino Rep Company in Detroit for over 25 years, sending players primarily to Las Vegas and Atlantic City in groups of 10 to 100 players. The marketplace changed in Detroit when three new casinos simultaneously opened in Detroit, all operating 24 hours a day, 7 days a week and offering the same games and entertainment Las Vegas and Atlantic City offered, resulting in dramatic decrease of players' interest in Las Vegas or Atlantic City.


On September 30, 2005, we acquired Casino Rated Players, Inc. ("CRP"), a former Casino Rep Company with licenses with 25 casinos in North America. A Casino Rep Company is essentially an extension of a casino's marketing department that markets casino resorts to low and high rollers (gamblers) for which it receives a commission based on the player's loss or total wagers during the player's stay at the casino resort.


In consideration for CRP, we issued 4,000,000 shares of restricted common stock to the former owner of CRP, Invicta Group, Inc. Invicta Group, Inc. transferred the 4,000,000 shares to Mr. Forhan on June 28, 2008 when Mr. Forhan agreed to forgive two of Invicta Group, Inc's. liabilities to Mr.
Forhan: $200,000 accrued wages to Mr. Forhan and $245,000 loan due to Mr. Forhan. Mr. Forhan was a related party as he was the Chief Executive Officer of Invicta Group Inc. at the time of the acquisition and transfer and the Chief Executive Officer of Casino Players, Inc. at the time of the transfer. The independent directors of Invicta negotiated on behalf of Invicta.

At June 30, 2009, we had $950 in cash on hand and a stockholders' deficit of $461,362. For the twelve months ended December 31, 2007, we had revenues of $81,431 and a net loss of $193,074, compared to $4,200 in revenues and a net loss of $34,849 for the fiscal year ended December 31, 2008. For the six months ended June 30, 2009, we generated $3,956 in revenues, compared to $4,200 during the six months ended June 30, 2008. Net losses for June 30, 2009 were $13,466 vs. $26,345 for the six months ended June 30, 2008. The decrease in net losses was due to a decrease of office rent from $12,000 for six months
2008 to zero for the six months of 2009.   In our auditor's 2008 audit report,
they expressed their doubt as to our ability to continue as a going concern. We do not currently have enough capital to fund our operations for the next 12
months.   We estimate that we will need $500,000 to fund our operations for the next 12 months.

Our Services

Through our website, www.CasinoRatedplayers.com (the contents of which are not incorporated by reference herein) we offer four services to gamblers seeking gambling and entertainment. Applicants complete a reservation form on our website and indicate his/her dates of travel and first and second place priority casinos. The Company returns a confirmation to the applicant to receive a casino rate for his/her room with the betting requirements for the casino of his/her choice. Applicants are charged a one-time $30 per room administrative fee after we confirm their casino room rate and qualifications to earn a free room under "Play to Qualify". We do not charge for any services other than a "Play to Qualify" reservation.

Below is a description of the four services we offer:

(1)	Discounted Casino Tour Packages to Non-Qualified players. We create our own casino tour and travel packages to Las Vegas that include a hotel room, a

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transfer from the airport to the hotel, two buffet meals, one ticket to the show, Jubilee, a $25 match play coupon (i.e., the casino provides $25 of gaming chips to start the player's gaming, after the player buys $25 in chips.), and discounted wine/spa/and other coupons. Las Vegas is the only destination that we offer gaming tours to non qualified players.


(2)	Complimentary Casino Resort Rooms and Suites.  We offer complimentary casino resort rooms and suites to players that qualify based on average bet and hours of daily playing, confirmed as a qualified player by the casino resort selected by the player. The player contacts us online requesting a free room or "Play to Qualify" room. We respond with a confirmation of their request and follow up with an email confirming their room after the casino confirms availability and free room or "Play to Qualify" room rate. "Play to Qualify" is a service we offer to players that do not have a history of gaming and want to qualify for free casino resort rooms. We contact the casino and request a casino rate for "Play to Qualify" room. The casino normally offers a discount of 50% off of normal rate. The player uses his credit card to check into the casino and will be notified at check out if they qualified for a free room. If they do not qualify, the casino rate will be charged to the player's credit card, receiving a discounted room rate. The player pays the Company a service fee of $30 for making the reservation, and if the player qualifies for a free room, we receive a casino rep commission from the casino.


(3)	Poker Cruises to the Caribbean.  We are currently negotiating with two cruise lines to offer "Poker Mini Tournaments" to all passengers. If we are successful, we will operate the tournaments to all passengers and market poker cruises to the public, offering discounted cabin pricing.


(4)	Free Cruise Cabins to Qualified Players. We offer qualified players complimentary cruise cabins to the Caribbean. The player will qualify by playing casino games for four hours a day with an average bet of $150 or more, depending on the retail value of the cruise.


Qualification for complimentaries (known as "comps") typically is based on a gambler having to play table games or slot machines for a minimum of four hours per day, with average hands from between $50 to 150 for table games and from $1 to 5 for slot machine play. The availability and extent of complimentary products and services is dependent upon the gaming history of the player. The casino determines the average bet and whether the player is qualified for a free room or "Play to Qualify" room.


The Company derives its revenue from the commissions earned from travel suppliers, casino Resorts and on the direct sale of travel and gaming related
products.   For the twelve months ended December 31, 2007, we had revenues of
$81,431 and a net loss of $193,074, compared to $4,200 in revenues and a net loss of $34,849 for the fiscal year ended December 31, 2008. For the six months ended June 30, 2009, we generated $3,956 in revenues, compared to $4,200 during the six months ended June 30, 2009. The Company has performance contacts with various casinos that, based upon average play and wagering the Company receives an agreed upon percentage of the casinos theoretical revenue. No commission is recognized as revenue until confirmation of receipt of the commission.


The percentage of our compensation varies from casino to casino, but generally averages between 10% and 15% percent of the player's estimated average bet per hand multiplied by the estimated number of hands per hour of play in domestic casinos, and 10% to 15% percent of the player's estimated losses at Caribbean casinos. Casinos do not deduct the cost incurred to obtain a player from a Casino Rep's commission. If a player visits a Caribbean casino and wins, the casino pays the Casino Rep Company a flat fee of $50-$100 for delivering the player to the casino.


The casinos offer all players, at hotel check in, a "Players Card" that is used for tracking the player's waging activity. When a player plays slots, they put their card into slot machine and remove it when they are done. The casino tracks by computer the time played, average bet, total bet, and win or losses. The player that plays a table game (such as craps or black jack) put his/ her Players Card on the table and a host from casino manually records when they started and ended gaming play. The amount of wages are watched from cameras and so noted. The tracking for slots is accurate but the table calculation has a potential for inaccuracy. The casinos have no recourse against us if the players we provide them do not gamble at the levels expected. The casino will often take a Casino Rep Company's reference for a new player and provide him a complimentary room. Traditionally, a casino does not offer anything free to an unknown player, but will offer the player an opportunity to "Play to Qualify." The casino will offer a casino rate for a room (normally 50% off the rate a non player pays, for a maximum of 3 nights). The player checks into the casino with a credit card with the understanding he/she will be charged a casino room rate if he/she does not qualify for a free room. The casino will have a player's rating ready for early morning check out, and, if they played for the minimum qualifications, they will receive a complimentary room and are invited back for a free room in the future. If the player qualifies, the Company receives its commission. If the player does not qualify, then nothing is paid to the Company and the player pays the casino rate for the room.


Our player is identified when he/she advises the casino dealer/manager that he/she is a "Casino Rated Player" and shows a player ID Card. The casino manager then writes down the start of playing time and watches to determine average bet and hours played. The tracking procedure is left up to the casino, and the Casino Rep Company has to rely on gaming info provided by the casino management. In some instances, it has come to our attention that our players' losses and average bets exceeded those reported by the casino, thereby reducing our commissions since we make a commission based on a player's loss
at the casino.   The Company has no recourse other than to not return players to such casinos who under report our player's losses and average bets.


The Company's goal is to add another revenue stream from cruise passengers that desire to play poker instead of casino slots or other table games. In April 2005, the Company operated one seven night Caribbean cruise mini-poker tournament on a cruise ship before the ship sailed to the Mediterranean. The poker tournament was to be available to all passengers on board. However, the cruise line changed its decision once it departed and only let the Company's 10 poker passengers play, denying that opportunity to the other 1,800 passengers. The Company did not have a legal contract signed by the cruise company and was unable to take any legal recourse against the cruise line company. As a result of the cruise line's restrictions, the financial results were disappointing because we had 12 staff members on board and the tournament was limited to only the 10 cruise players we had brought. The Company does not intend to do business with this cruise line in the future without a written and enforceable contract. Also, the Company is in discussions with another cruise line to lease public space and offer mini-tournaments to all cruise passengers. The Company had not operated any additional poker cruises. The Company generated $5,600 in income to cover wages, cabins, and related
expenses for the week and netted $1,400 in profits.   On average, each player
played 2-3 games a day with a $230 "Buy-In" that produced $30 per player revenue to the Company. The balance of the Buy-In money was returned as winnings to the mini - tournament winners.

In April 2007, we had approximately 60 passengers who signed up with the Company to "Play to Qualify" on a cruise. None of the players qualified. However, we earned approximately $7,200 in cabin commissions.

Governmental Regulation -- casino Licenses

A Casino Rep must qualify for a gaming license in every state that it, he or she wants to receive gaming commission that offers gambling and then with a respective casino resort that is offering a commission for the Casino Rep's delivering eligible players to their property. Once a Casino Rep is licensed with a casino resort, it may request free rooms or suites for qualified players and receive a commission from the dollars played. There are over 800 Casino Rep Companies in the United States that are licensed in one or more states, each receiving a commission from the licensed casino resort. Casino resorts utilize individuals Casino Reps to market their casino play to high and low rollers and pay a commission to licensed individuals and companies that send qualified players. The license procedure for a casino rep in the state in which he or she submits a casino license application includes a financial and personal background approval, including references of strong character, no delinquent payments for alimony or child support, DUI, and poor credit status, by each state or government that has legalized gambling. The objective of the states or government is to keep the image of the gaming industry clean and to assure casino resorts that a thorough investigation has been completed. The casino will also do its own personal investigation of a potential Casino Rep even though the state has approved the individual to receive commissions from a licensed casino resort. An annual fee is charged by the state ranging from $700 in Nevada to $800 in Mississippi and is renewable annually when the Casino Rep pays a renewal fee and receives a new favorable background check from his local police department. The Company's President, Joseph Fahoome, is licensed in Nevada, New Jersey, Connecticut, and the Bahamas. The Company needs at least one officer to be licensed to qualify for commissions from casino resorts. Joseph Fahoome is licensed at 14 of Harrah's casinos, Nassau Bahamas' Crystal Palace and Trump Plaza casino in Atlantic City. The licenses were obtained by completing each state's due diligence forms and receiving a background report from a local police department.

Business Strategy

Our business strategy is to utilize the internet to communicate with gamblers, make them aware of our services to provide free rooms and amenities at casinos in North America and the Caribbean. The Company sent over 100 gamblers to casino resorts in 2007 and less than 50 in 2008.


We learn of a player's gaming history by asking the potential player a series of questions and then contacting the casino at which the player claims he/she should receive complimentary rooms to verify his/her playing history. The casinos also have a service for verification of a player's credit and playing trends, which is checked by using the player's name, address and birth date. The service is not available to Casino Rep companies directly. We are required to directly contact the casino for verification. The casino determines the play of the player and prepares a report to the Casino Rep Company that verifies the average bet, hours played, amount won or lost and commission due to the Casino Rep. The casino's report is generated by visually observing and monitoring table games (craps, blackjack roulette, etc.) and the slot play is measured by the slot machine computer chip by the minute. The complimentary room policy is also available directly from the casino resort since the casino's marketing department is constantly soliciting players to visit their casino by offering free rooms as a motivation to play at the casino where they stay instead of going to other casinos. The casinos are trying to increase their database of players. The Casino Rep's commissions are protected by the casino if the player was delivered by the Casino Rep and the player has been to the casino within the past 12 months. The Company does not have any way of enforcing a casino contacting a Casino Rep's player before 12 months have elapsed, unless a player advises the Rep Company that he/she was contacted. The casino does not pay a commission after the 12 month period has passed. They are considered the casino's customer in the future unless the Casino Rep sends the player back to the casino before the player accepts a casino's invitation.

Marketing Strategy

We currently are not doing any marketing. Our targeted customer is a gambler who has a gaming and entertainment budget close to $200 a day or more. We estimate that we need $60,000 to commence our marketing strategy. The goal is to market our services to gamblers through the internet and by eventually purchasing ad space in Sunday travel sections of newspapers if and when we have sufficient funds to do so.

Our Players, Inc. database has grown to over 1,000 people from Joseph Fahoome's Casino Rep Company that was headquartered in Detroit, Michigan.


Mr. Fahoome co-owned a Casino Rep Company in Detroit for 25 years and operated tour and travel packages to Las Vegas, Nassau, and Atlantic City. He also sent players to casino Resorts in those locations. Joseph Fahoome's company, VIP Junkets Inc., was dissolved on June 30, 2004. We plan on utilizing Mr. Fahoome's experience of and contacts within the casino industry. Casino Players, Inc. currently has a database of qualified players to whom we offer free rooms, meals, and transportation. Our database is only available to us. The Company's database includes names and home addresses but not telephone numbers or emails. We intend to lease email lists and hire one or more email broadcasting companies to send emails to gamblers that have opted-in for gaming information to be sent to their respective addresses. In the past, we have used the services of companies that specialize in email internet broadcasting to send email invitations to a leased database of opt-in gamblers that are seeking gaming invitations to visit casinos. The leased database is paid per campaign and does not belong to the Company.


We also anticipate using the email broadcasting companies to generate banner ads and broadcast pop-ups to individuals that gamble online. We believe an online player is also interested in enjoying the excitement of a casino resort environment, especially if they can receive a free room or a casino rate that offers the player an opportunity to earn a free room ("Play to Qualify"). We will rely on their suppliers (Internet Broadcasting Company) to get past ad blockers and filters. We have not used a company for pop-ups, but intend to contract for 200,000 pop-ups per month to online gamblers, offering free rooms at casino resorts upon sufficient financing. If we are successful, we intend to increase the pop-up ads from 200,000 up to 1 million per month based on our anticipated cost on $1,000 for every 50,000 pop-ups that appear.

The Company also intends to market poker mini-tournaments on board Caribbean cruise lines that agree in writing to allow all cruising passengers to play. We intend to market poker cruises in an effort to sell cabins (40 - 50) to poker players and to operate poker games when the ship is at sea. We intend to bring our own poker tables and dealers to operate these tournaments. The tournaments will be played in the card room using four poker tables, each having from 8 to 10 players and a dealer. The poker room is open when the ship is at sea. The player registers to play when they desire. The dealer will be an employee of the Company and we will be responsible to pay the cruise line for all cabins used. The dealers will be compensated for wages and all tips are his/her to keep.


We expect our revenue to be generated from each poker player's "Buy-In" and the commission earned for cabins sold to the public. Our expenses are expected to be marketing expenses, dealers' wages and cabins. We anticipate paying the cruise line a fee based on revenues generated on each sailing. We will not need a license to operate poker tournaments.


We believe that we do not have any risk of losses to run the mini-tournaments. The winner's money is a portion of the money paid to buy into the game. A mini-tournament is played when one player has all of the chips (about 1 hour). We intend to have our mini-tournaments available to all passengers on board.


We also have the opportunity to offer free cabins to qualified players and receive a percentage of their losses. If they win, we would not receive any compensation from the cruise line. We have had several players receive complimentary cruise cabins, but have not earned commissions from their gaming losses as the cruise line reported the players did not play for high enough stakes to qualify for commissions to us. Our management has limited experience (operated one 7 night cruise mini poker tournament) in operating mini-poker tournaments onboard cruise lines. We currently do not have contracts to operate poker tournaments. We intend to negotiate such agreements after we secure funding to promote the sale of 40 to 50 cabins to players.

Competition

We face intense competition. Over the past few years, many states have permitted and continue to permit casino companies to build and operate slot parlors and casino resorts in their states in order to provide employment, tourist dollars and taxes. Many casino resorts and casino parlors have been marketing their business to gamblers who frequent Las Vegas and/or Atlantic City. Gamblers who wish to save time and money by frequenting local slot parlors and casinos, especially in light of the current recession and decrease in discretionary income, have been adversely affecting casino resorts in Las Vegas and Atlantic City as well as other destinations. Therefore, competition
in our industry is high and intense and becoming more so.   We do not know
when or if, such traditional destinations will return to their prior levels. Our business and stock price could be adversely be affected by the proliferation of local casinos and slot parlors.

	Also in light of the recession and gamblers' decrease in discretionary income, casinos have been reducing their comps in order to increase their gross margins. Since we depend on such comps to pass on to our customer, our business may be materially adversely affected if cannot require comps and/or we fail to grow our business, including, but not limited to, acquiring profitable Casino Rep Companies.

Casino Rated Players face intense competition primarily from companies and in-house Casino Reps. The casinos have databases tracking players at their casinos and offer free rooms when rooms are available. They may also contact Casino Players, Inc.'s customers directly if they have not traveled to the respective casino in the past 12 months. Other Casino Rep Companies are also our competitors, but they normally contact players from their respective territories based on their corporate locale.


casino companies like Harrah's and MGM Grand have multiple locations throughout the United States and they consolidate their player development names from each casino and target direct mail promotions to the qualified players offering more amenities than a Casino Rep Company can offer (e.g., free dinner and shows, wine with meals, larger rooms and suites). We do not have our own "Loyalty Program."

We are not dependent on any one gambler. Notwithstanding, 14 of our 25
licenses are with Harrah's casinos.   If we were to lose our licenses with
Harrah's, we would seek similar license from competitive casinos in the marketplaces desired. If we were not successful in obtaining comparable licenses, our business might be materially adversely affected.

                                   EMPLOYEES

Casino Players, Inc. currently employs two executive officers. William Forhan serves as Chief Executive Officer and Chief Financial Officer, and Joseph Fahoome as President. We intend to hire additional full time employees upon receiving sufficient funding and as our business grows.


                           DESCRIPTION OF PROPERTIES


We do not own or lease any property. The Company currently uses 250 squares feet office space. The offices are located at 2400 North Commerce Parkway, Suite 205, Weston, Florida 33326 (10 miles west of Ft. Lauderdale) at no cost. The property is provided by a friend of the Company's Executive Officers
who is also an unrelated party.   We intend to return to Ft. Lauderdale,
Florida in the near future, subject to sufficient funding.


                               LEGAL PROCEEDINGS

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law. The Company is not a party to any legal proceeding nor does it have any knowledge of any pending legal claim.

The Company nor any of its offices or directors are a party to any legal proceedings nor are aware of any pending or threatened claims.

                                 USE OF PROCEEDS

Casino Players, Inc. will receive net proceeds of approximately $2,950,000, assuming it is able to sell all of the 12,000,000 shares it is offering in this Offering and after the payment of expenses estimated at $50,000. We do not have any agreement, arrangement or understanding with any securities broker-dealer for sale of the Shares. See "Plan of Distribution."

The offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from such an offering, if any. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders.

Listed below are the estimated use of proceeds based on the percent of money raised. We have listed them in the order of priority:


Item:				25%		50%		75%		100%

Advertising/Branding (1):	$250,000	$300,000	$341,000	$341,000
Website Improvements (2): 	10,000		10,000		10,000		10,000
Professional Fees (3):		75,000		75,000		75,000		100,000
Working Capital (4)		365,000		1,065,000	1,774,000	2,499,000
Total Funding:			$700,000	$1,450,000	$2,200,000	$2,950,000


(1)	Advertising/Branding. We intend to invest $341,000 in the next 12 months to brand the Company with following media: Direct Mail Postcards: $25,000;
Cable TV: $100,000; News Print $150,000; Internet Banner Ads: $30,000;
Internet Pop-Ups: $24,000; and Email marketing: $12,000 per year.

(2)	Website Improvement.  We estimate this cost to be $10,000.

(3) 	Professional Fees.  We estimate cost of auditor and attorney fees to be
$100,000 per year.


(4)	Working Capital. Represents all general and administrative costs, including deferred compensation owed to Mr. Forhan and Mr. Fahoome through December 31, 2008, wages, office rent and phones. There will be a reserve for general business development.


Casino Players, Inc. expects the net proceeds from the sale of fifty percent (50%) of the Shares offered by the Company will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players, Inc. can use the net proceeds; however, we have sustained net losses since inception in 2005. In the past, we have been unable to generate positive cash flows to finance the business. There is no assurance that the net proceeds will be received in time to meet our needs.

Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending the use of proceeds, Casino Players, Inc. intends to deposit any funds in commercial bank accounts or invest them in money market funds for short-term government obligations.

No minimum number of Shares must be sold in order for the Company to use subscription funds.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the Selling Stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the Selling Stockholders. See the section of this prospectus entitled "Selling Stockholders."

THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS FOR 25%, 50%, 75% AND 100% OF THE MAXIMUM SUBSCRIPTION. IF A DIFFERENT AMOUNT OF SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED PROPORTIONATELY.

                          DETERMINATION OF OFFERING PRICE


We have arbitrarily determined the $0.25 purchase price of our common stock registered on a registration statement of which this prospectus is a part. Upon the effectiveness of the registration statement, we intend to solicit a registered broker/deal to submit an application with FINRA to be a market maker of our common stock and to have our common stock quoted on the OTC Bulletin Board. The Selling Stockholders will sell their shares at privately negotiated prices, and/or prevailing market prices if our common stock is quoted on the OTCBB.

                                      DILUTION

The difference between our offering price of $0.25 per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2008 our common stock had a pro forma net tangible book value of approximately $(447,895) or $(0.015) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.25 per share, our pro forma net tangible book value at June 30, 2009 would be $2,502,105 or $.06 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $2,950,000 in the maximum offering. The following table illustrates dilution to investors on a per share basis:

 								Maximum

Offering price per share					$0.25
Net tangible book value per share before offering		$2,502,105
Increase per share attributable to investors			$0.06
Pro forma net tangible book value per share after offering	$2,502,105
Dilution per share to investors					$0.19

The following tables summarize, as of December 31, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table below assumes the sale of all 12,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.25 per share and before any deduction of estimated offering expenses.

 				Shares Purchased		Total Cash Consideration	Average
												Price
												Per Share
 				Amount		Percent		Amount		Percent

Original Stockholders 		29,350,000	70.9		$293,500	9.1		$.01
Public Stockholders		12,000,000	29.1		$2,950,000	90.9		$0.25

Total 				41,350,000	100.00		$3,243,500	100.00		$.078

                               DIVIDENDS

We do not intend to declare any dividends in the foreseeable future. We plan to retain earnings, if any, for the development and expansion of our business. We have not paid dividends on our common stock to date, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid except to the extent required by the terms of any cumulative preferred stock that may be authorized and issued in the future.

                          SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholders. The Selling Stockholder table and the notes thereto describe each Selling Stockholder and the number of securities being sold. A description of how each Selling Stockholder acquired the securities being sold in this offering is detailed under the heading "Transactions with our Selling Stockholders."

We are registering 6,000,000 shares owned by and on behalf of the Selling Stockholders named in this prospectus. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of any Selling Stockholder. None of these shareholders are required to sell their shares, nor has any shareholder indicated to us, as of the date of this prospectus, an intention to sell his, her or its shares. Selling Shareholders are offering the common stock for their own accounts. Any material relationship between us and a Selling Shareholder is identified below in the footnotes to the table of shareholders.


The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, (i) the number of shares of our common stock beneficially owned by each prior to this offering; (ii) the percentage of such shares of the Company's issued and outstanding shares; (iii) the total number of shares of our common stock that are to be offered by each Selling Stockholder; (iv) the percentage of the issued and outstanding shares being offered;(v) the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; and (vi) the percentage owned by each upon completion of the offering. To the best of our knowledge, none of the Selling Stockholders is a broker-dealer, underwriter or affiliate thereof.

The shares below were issued to each of the Selling Stockholders for services rendered under the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

                           SELLING STOCKHOLDER TABLE

Name of Selling Shareholder	Shares Owned 	% Owned Before	Shares Offered 		% of Outstanding 	Shares Owned 	% Owned
				Before Offering	Offering	by this Prospectus	Offered( 6)		After Offering	After Offering (7)

Double Diamond Investments,
Inc., a Nevada corporation (1)	2,200,000	5.9%		2,200,000		25.9%			0		0%

The Scott Law Firm, P.A., a
Florida professional
association (2)			1,900,000	5.1%		1,900,000		6.5%			0		0%

iVest Investments, LLC, a
Colorado limited liability
company (3)			1,000,000	2.7%		1,000,000		3.4%			0		0%

David Scott (4)			2,000,000	5.4%		700,000			2.4%			1,300,000	2.7%

David Dreslin (5)		200,000		*		200,000			0.7%			0		0%

TOTAL				7,300,000	24.9%		6,000,000		20.4%			1,300,000	2.7%

*Represents less than 1%.

(1)	Double Diamond Investments, Inc. was issued 2,200,000 shares valued at
$.01/share for services performed pursuant to an agreement with a related entity, Big Apple Consulting, U.S.A., Inc., which include twelve months investor relations services to the company valued at $22,000. Mark Kaley has ultimate voting and dispositive control of these shares.

(2)	The Scott Law Firm, P.A., former counsel to the Company, was issued
1,900,000 shares valued at $19,000 at $0.01/share in consideration for services rendered William S. Scott has ultimate voting and dispositive control of these shares subject to certain liabilities of the Firm.

(3)	The Company had engaged iVest Investments, LLC as counsel to the Company to prepare the registration statement of which this prospectus is a part, and to provide 12 months of legal services after the registration statement was declared effective by the SEC. In consideration for such services, we had issued an aggregate of 2,900,000 shares of common stock of the Company to iVest Investments, LLC. In May 2007, we dismissed iVest Investments LLC; and we and iVest verbally agreed to cancel 1,900,000 shares of the 2,900,000 shares we had originally issued them and for them to retain the remaining 1,000,000 shares. We also agreed to register the remaining 1,000,000 shares in this registration statement. J. Bennett Grocock has ultimate voting and dispositive control of the shares held by iVest Investments, LLC.

(4)	David Scott was issued 2,000,000 shares for the development of a new website (completed December 30, 2006) and 2 years service of website Search Optimization, starting from completion of the new website. The consideration of services was $20,000 at $0.01 per share, of which 1,300,000 shares are restricted and 700,000 will be free trading.

 (5)	David Dreslin was issued shares for accounting services prepared for the
Company valued at $2,000 payable in 200,000 shares at $0.01/share.

(6)	Based on 29,350,000 shares of issued and outstanding as of the date of this prospectus.

(7)	Based on 41,350,000 shares of common stock upon the completion of this offering.

                             PLAN OF DISTRIBUTION

Shares Offered by the Company

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.

 In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

	Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering


There is no market for our common stock. The Shares will be sold at the fixed price of $0.25 per Share until the completion of this Offering. There is no minimum amount of subscription required per investor. We have arbitrarily determined the $0.25 purchase price of our common stock registered on a registration statement of which this prospectus is a part. Upon the effectiveness of the registration statement, we intend to solicit a registered broker/deal to submit an application with FINRA to be a market maker of our common stock and to have our common stock quoted on the OTC Bulletin Board. The Selling Stockholders will sell their shares at privately negotiated prices, and/or prevailing market prices if our common stock is quoted on the OTCBB.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you are required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Casino Players, Inc.

Shares Offered by the Selling Stockholders

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

	*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

	*	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

	*	purchases by a broker-dealer as principal and resale by the
broker-dealer for its account;

	*	an exchange distribution in accordance with the rules of the applicable exchange;

	*	privately negotiated transactions;

	*	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

	*	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

	*	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

	*	a combination of any such methods of sale; and

	*	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.

 Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

                In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

                We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

                We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and titles of our executive officers and members of our board of directors as of the date of this prospectus.

Name:			Age:	Position Held and Director Since:

William G. Forhan	64	Chief Executive Officer, Chief Financial Officer  and
				Chairman since Inception  (July 19, 2005)
				(Principal Executive Officer and Principal Financial/Accounting Officer)

Joseph Fahoome		57	President and Director since Inception (July 19, 2005)

Robert Kuechenberg	60	Director since October 2007

Set forth below is certain information relating to the Company's directors and executive officers.

All directors of the company serve one year terms and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Members of the Board of Directors are elected for one year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one year terms and until their successors are duly elected and qualified.

Management's and Directors' Biographies

	William G. Forhan has been serving as the Company's President since its inception on July 19, 2005. Since July 1, 2008, Mr. Forhan has been consulting services to Next Interactive, Inc., an OTCBB company (OTCBB: NXOI) specializing in travel services. His job was to help the company complete a reverse merger with an OTCBB company and complete two acquisitions. The company was successful in completing the reverse merger and both acquisitions in October 2008. Mr. Forhan currently provides investor relations and SEC compliance services to Next 1 Interactive, Inc.

Bill Forhan has also been working with auditors and attorneys regarding audits and preparation of SEC documents. Upon the effectiveness of the registration statement Form S-1 of which this prospectus is a part, the Company will be required to file SEC annual and quarterly reports.

 	From July 2002 until June 28, 2008, Mr. Forhan served as the Chief Executive Officer and Co-Chairman of Invicta Group, Inc. (OTCBB: IVIT). Invicta Group, Inc. is an Internet Media company that sells advertising online to travel suppliers (hotels, tourist boards, tour operators and Cruise Lines) that offer discounts to Invicta's travel enthusiast's email database of 20,000,000. The company's 2007 net revenues were $75,000 and it had 5 full time employees; the revenues for 2008 exceeded $300,000. Mr. Forhan's responsibility was to oversee financials, preparation of 10-Q and 10-K and other legal documents. Forhan is no longer involved in Invicta's business.
He resigned on June 28, 2008.

Mr. Forhan acquired two travel agencies in February 2000, one specialized in leisure travel (cruises, airline tickets, tours) and the second sent groups of 25- 100 passengers to Las Vegas and Biloxi Mississippi. Mr. Forhan closed both companies in May 2002, due to the airlines canceling their commissions to travel agents, and the group business was not profitable.

	From June 1999 until January 2000, Mr. Forhan served as President of ByeByeNow.com, Inc., a South Florida-based Internet travel company. ByeByeNow.com failed 12 months after Mr. Forhan left the company over a dispute with the board of directors over whether to take this company public. Byebyenow filed Chapter 7 Bankruptcy protection.

 	From June 1998 through January 2000, Mr. Forhan served as President of Aviation Industries Corp. (OTCBB: AVIA), a publicly traded holding company specializing in the travel industry.

From January 1994 to January 2000, he served as President and Chief Executive Officer of Casino Airlink Inc, a tour operator operating one Boeing 727 jet aircraft with junkets for clients (mostly retirees from Ft. Lauderdale, Orlando and St. Petersburg, Florida) to Biloxi, Mississippi. The travel package included two and three night tour packages: non-stop flight to Biloxi, Mississippi, breakfast buffet daily, accommodations at four or five star casino Resort, and one buffet lunch for an average price of $225 per person. Casino Airlink was closed for 5 days after the 9/11/2001 terrorist attacks (the airport was not accepting flights due to 911 uncertainty) and lost nearly all future deposits for the next 45 days when customers cancelled reservations and their payments were returned 100%. The company was forced to file Chapter 7 protection in January 2002 due to customers' fear of flying/terrorism and ongoing expenses for aircraft, rooms and expenses. Mr. Forhan was not involved with casino Airlink after his departure in January 2000.


Joseph Fahoome has been serving as the President of Casino Players, Inc. since October 2005 and as the President and Director of Casino Rated Players since August 2004. Since August 1, 2004, Mr. Fahoome served has been serving as the President of Casino Related Players, Inc., a wholly owned subsidiary of the Casino Players, Inc.


From January 1980 to July 2004, he owned VIP Junkets in Detroit, which offered qualified Players free rooms in Las Vegas, Atlantic City and the Bahamas, and tour and travel packages to over 15,000 individuals to gaming destinations. VIP Junkets no longer exists and does not compete with Casino Players, Inc. Mr. Fahoome brings his contacts from the Gaming Industry (Presidents, VP Casino Marketing, and Director Player Development) to us, along with relationships with customers and suppliers (Casinos).


	Robert Kuechenberg has been serving as a Director of Casino Players, Inc. since September 2007. Bob is best known as a celebrity football Player in Miami, FL. He played for the Miami Dolphins for 16 years as offensive guard and was an All Pro 7 times and played college football and graduated from Notre Dame. Mr. Kuechenberg has been involved in several entrepreneur ventures in a variety of businesses since retiring from professional football. Since 2002, he has been the owner of a Construction Consulting Company located in Ft. Lauderdale, Florida. Bob has been a motivational speaker and radio talk show host and guest.

Family Relationships amongst Directors and Officers:

There are no family relationships between the named officers and directors or any Selling Stockholder.

Involvement in Certain Legal Proceedings

None of the executive officers or directors of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subject to any order, judgment or decree of any court permanently or temporarily enjoying, barring, suspending or otherwise limiting his involvement in any type of transaction in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state or commodities law.

Information Concerning Director Non- Executive Officer

The Company has one Director that is not an Officer of the Company, Robert Kuechenberg. Mr. Kuechenberg serves as an independent Director.

Board of Directors and Committees

Currently, our Board of Directors consists of William G. Forhan, Robert Kuechenberg and Fahoome. We are actively seeking additional board members. The Board has not set up any committees to date.

Code of Ethics

Due to our size and limited operations, we have not adopted a Code of Ethics. If and when our Company grows and our Board of Directors and management team increase, we intend to adopt a Code of Ethics.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our executive officers for 2007 and 2008. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

Name and 		Fiscal Year	Salary ($)	Bonus 		Stock 		Option 		Non-Equity 	Nonqualified 	All Other	Total ($)
principal 		Ended Dec. 31,			Awards ($)	Awards ($)	Awards($) 	Incentive Plan	Deferred	Comp.($)
position												Comp. ($)	Comp. ($)

William Forhan, 	2008		$0(1)		$0		$0		$0		$0		$0		$0		$0
CEO, CFO and Chairman	2007		$42,000(2)	$0		$0		$0		$0		$0		$0		$42,000
(Principal Executive and
Financial and Accounting
Officer)


Joseph Fahoome, 	2008		$0(1)		$0		$0		$0		$0		$0		$0		$0
President and Director	2007		$42,000(2)	$0		$0		$0		$0		$0		$0		$42,000

(1)	$399,900 was accrued and unpaid at December 31, 2008.


(2)	The accrued compensation started in October 2005 for Joseph Fahoome and he is currently owed $221,000 and William Forhan is owed $178,000. Mr. Forhan agreed to stop wages for a period of 6 months in 2005 in an effort to minimize overhead. Management stopped accruing wages on June 30, 2007 due to lack of working capital and reduced revenues. The Company anticipates paying such owed amounts if and when the Company becomes profitable. Messrs. Forhan and Fahoome employment contracts are both the same and both are based on $7,000 a month totaling $84,000 a year for each employee.

Employment Agreements

William Forhan

Casino Players, Inc. has assumed the employment agreement, dated July 23, 2002, between Mr. Forhan and Casino Rated Players, Inc. The term of the employment agreement was to expire on August 1, 2004 with automatic annual renewals unless either Casino Rated Players, Inc. or the employee elects to terminate the agreement at the end of the initial or any renewal term. The Company has agreed to pay Mr. Forhan an annual base salary of $84,000 during the term of his employment, payable semi-monthly. Mr. Forhan's base compensation shall be reviewed each year during the term of his employment, provided that the Company's performance criteria are achieved as set forth by the Company each year.

The employment agreement provides for the following non-cash items: health insurance, four weeks paid vacation, and six days paid personal time off and six days paid sick time off per year. The employment agreement shall automatically be terminated upon the disability or death of Mr. Forhan and for cause, as defined in the employment agreement. Claims under the agreement are to be resolved by arbitration before the American Arbitration Association.

Mr. Forhan has not received any salary payments. The Company has been recording his salary as deferred compensation through December 31, 2008. $399,900 was accrued and unpaid at December 31, 2008.


Management stopped accruing wages on June 30, 2007, and Mr. Forhan will not receive wages until the Company generates revenues to pay such wages. Forhan has accrued wages of $178,000.


Joseph Fahoome

Casino Players, Inc. has assumed the employment agreement, dated August 1, 2004, between Mr. Fahoome and Casino Rated Players, Inc. The initial term of the employment agreement was to terminate on June 1, 2005, with automatic annual renewals, unless either the Company or the employee elects to terminate the agreement at the end of the initial or any renewal term. The Company has agreed to pay Mr. Fahoome an annual base salary of $84,000 during the term of his employment, payable semi-monthly. Mr. Fahoome's base compensation shall be reviewed each year during the term of his employment, provided that the Company's performance criteria are achieved as set forth by the Company each year.

The employment agreement provides for the following non-cash items: health insurance, four weeks paid vacation, and six days paid personal time off and six days paid sick time off per year. The employment agreement shall automatically be terminated upon the disability or death of Mr. Fahoome and for cause, as defined in the employment agreement. Claims under the agreement are to be resolved by arbitration before the American Arbitration Association.

Mr. Fahoome has not received any salary payments. The Company has been recording his salary as deferred compensation through December 31, 2008. $399,900 was accrued and unpaid at December 31, 2008. The accrued compensation started in October 2005 for Joseph Fahoome and he is currently owed $221,000.

Management stopped accruing wages on June 30, 2007, and Mr. Fahoome will not receive wages until the Company generates revenues to pay such wages.

Significant Employees

We have no significant employees other then executive officers named in this prospectus.

Committees of the Board of Directors

Our audit and compensation committee presently consists of our directors. Our board does not have governance, nominating, or executive committees or any other committees.

Code of Ethics

We have not adopted a Code of Business Ethics that applies to our principal officer, principal financial officer, or persons performing similar functions in that our officers and directors serve in all the above capacities. As our business and management team grows, we will adopt a Code of Ethics.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of the date of this prospectus, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optioned, if applicable.


											Percentage of Ownership

Name of Beneficial Owner	Address				No. of Shares of	Before		After
								Common Stock Owned	Offering (1)	Offering (2)

William G. Forhan,		1501 S. Ocean Blvd # 326
CEO, CFO and Chairman		Pompano Beach, Florida 33062	12,000,000 (3)		40.9%		29.0%

Joseph Fahoome, President 	1010 S. Ocean Blvd
and Director			Pompano Beach, Florida 33062	8,000,000 (4)		27.5%		19.3%

Robert Kuechenberg		c/o Casino Players, Inc.
Director			2400 North Commerce Parkway,
				Suite 205
				Weston, Florida 33326		50,000			0.17%%		0.1%

David Scott			6500 Collins Ave
				Miami Beach, Florida		2,000,000		6.8%		2.4%

Double Diamond Investments,
Inc. (5)			280 Wekiva Springs Rd. Suite 201
				Longwood, Florida 32779		2,200,000		7.5%		0%

The Scott Law Firm, P.A. (6)	915 NW 1st Ave. Suite H907
				Miami, Florida 33136		1,900,000		6.5%		0%

All Officers and Directors as
a Group (3 persons)		--				20,050,000		68.3%		48.4%


(1)	Based on 29,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

(2)	Based on 41,350,000 shares of common stock issued and outstanding assuming the sale by the Company of 12,000,000  shares in this offering.


(3)	Mr. Forhan received 8,000,000 Founders Shares when the Company was organized. Mr. Forhan received an additional 4,000,000 shares June 28, 2008 from Invicta Group Inc. in exchange of $445,000 liability to Mr. Forhan: a $245,000 loan and $200,000 in accrued wages.


(4)	Mr. Fahoome received 8,000,000 Founders Shares when the Company was organized.


(5)	Mark Kaley has ultimate power to vote and dispose of the shares of
Company stock held by Double Diamond Investments, Inc.

(6)	William S. Scott has ultimate power to vote and dispose of the shares held by The Scott Law Firm, P.A., subject to certain liabilities of the Firm.


                          DESCRIPTION OF SECURITIES

General

The following description of the rights and preferences of the Company's capital stock is merely a summary. Each prospective investor should refer to the Company's Articles of Incorporation for a complete description of the Company's capital stock as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

	The authorized capital stock of the Company consists of 200 million shares of Common Stock, with a par value of $.0001 per share, of which approximately 29,350,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, with a par value of $.0001 per share, none of which has been issued or is outstanding.

Common Stock

	Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Common Stock are to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

	Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

	Holders of the Company's Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future.

 	The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Preferred Stock

	The Preferred Stock has been authorized as "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock.

The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

	(a)	The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

	(i)	the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

	(ii)	the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

(iii)	whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

	(iv)	the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

	(v)	the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

	(vi)	the rights, if any, of the holders of shares of such series to vote.

	(b)	Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                    EXPERTS

The Sourlis Law Firm has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock. The Sourlis Law Firm has consented to being named as an expert in our registration statement. Their consent to being named as Experts is filed as Exhibit 5.1 to the Registration Statement of which this Prospectus is a part.


Larry O'Donnell, CPA, P.C. our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Larry O'Donnell, CPA, P.C. has presented its report with respect to our audited 2007 and 2008 financial statements. The report of Larry O'Donnell, CPA, P.C. is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.


                     DISCLOSURE OF COMMISSION POSITION OF
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or interstate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation.

	We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

                      ORGANIZATION WITHIN LAST FIVE YEARS


Casino Players, Inc. was incorporated in July 19, 2005 in the state of Nevada. We are a casino representative company ("Casino Rep Company") that conducts business under the trade name and service mark, "Casino Rated Players."


The first acquisition was the assets of Casino Rated Players, Inc. (CRP), a former Casino Rep Company. We acquired licenses with 25 casinos in North America on September 30, 2005.


We developed a new web site www.CasinoRatedPlayers.com for consumers to visit and contact us for reservation. We have not had the funds to promote the website and have not received any business from the Site. The contents of our website are not incorporated by reference herein.


The Company's revenue for 2007 revenue were $81,431, and for 2008 revenues were $4,200; losses for the respective periods were $(193,074) in 2007 and 2008 losses were $(34,849); losses from inception total $(806,910) as of June
30, 2009.   The Company has been under capitalized and has not had the working capital to market the business.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                     OPERATION & PLAN OF OPERATIONS

Forward Looking Statements

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

*	discuss our future expectations;

*	contain projections of our future results of operations or of our financial condition; and

*	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words "we," "us," "our," "the Company," or "Casino Players, Inc." in this section collectively refer to Casino Players, Inc. and Casino Rated Players, Inc.

Going Concern

At June 30, 2009, we had $950 in cash on hand and a stockholders' deficit of $461,362. In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern. At December 31, 2008, the Company had $262 cash and cash equivalents on hand and a net loss of $34,849. The June 30, 2009 financials totaled $806,910 operating losses since inception. We will depend on generating sufficient proceeds from this offering to fund our operations. The 12,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds
that will result from this offering, if any.   The going concern opinion of
the auditors might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and our investors' ability to sell their shares of the Company's common stock. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

Industry Trends

Our performance depends on the impact of economic conditions on levels of consumer spending. Recently, the gaming industry has experienced decreasing revenues and several casinos have filed for bankruptcy protection under Chapter 11 of the bankruptcy laws. As a result of the credit market crisis, coupled with declining consumer and business confidence, recession worries, and other challenges currently affecting the global economy, consumers are continuing to curb discretionary spending, which is having an effect on our business.


Certain of our Casino Rep competitors are much larger and well established and have significant financing in place for growth. There are over 800 similar Casino Reps in the marketplace. They may have lower overhead cost structures and may, therefore, be able to provide their products at lower prices than we can. We have elected to focus our marketing efforts on a niche of smaller-stakes players (and their families) that do not have the financial clout to request free or heavily discounted rooms at many casino destinations. Therefore, we can give no assurance that we will ever be able to secure long-term and profitable customer accounts.

Casinos are our strongest competition and spend millions of dollars to advertise their loyalty programs to past casino players. In addition, they send direct mailing invitations to our past guests and offer them free rooms and amenities, which exceed our services. Casinos also have hosts on site to take care of players and have the ability to offer more complimentary services then we can offer, which sways the player to go directly to the casino host for their next trip, versus using us. We expect casinos to increase their marketing efforts due to the worldwide decrease of gaming revenues due to the recession.


Plan of Operation

Casino Players, Inc. plan of operations for Casino Rated Players is targeted to casino low rollers that are seeking free casino hotel rooms and poker players that want the excitement of a Caribbean cruise and play in poker mini-tournaments.

The Company's Plan of Operations is described in the Use of Proceeds included in this Registration Statement.

Working Capital Needed for 1 Year

Casino Players, Inc. expects the net proceeds from the sale of fifty percent (50%) of the Shares registered for sale by the Company will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players, Inc. can use the net proceeds.

To date, the Company has not had advertising funds to market its services. We started tour and travel packages to Las Vegas and Caribbean cruises that have generated sales of $36,138 in the fourth quarter 2006 and $81,431 for the year of 2007. The Company has not spent any advertising dollars in 2008 and earned $4,200 in 2008. We anticipate revenues increasing after marketing dollars are available to promote the Company's services

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward. There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.


Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management intends to seek additional equity or obtain additional credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

Critical Accounting Policies

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              Our discussion and analysis of financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements.

 	On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition.

                We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. Critical accounting policies identified are as follows:

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collect ability is reasonably assured. The Company uses these guidelines to recognize revenues from our customers:
Cruise lines and casinos. We record revenue after a player departs a casino or Cruise line if we have confirmation of commission amount due. Sometimes, however, it can take up to a week to receive confirmation that a player has qualified for the Company to receive a commission. We record as accounts receivable and accrue revenue. The revenue is received in 30 -45 days after the player departs, and the receivable is adjusted based on the actual check is received.


Results of Operations

Fiscal Year Ended December 31, 2008 to Fiscal Year Ended December 31, 2007

Assets

At December 31, 2008, we had total assets of $6,907 compared to $12,649 at December 31, 2007. Total assets at December 31, 2008 consisted of $263 in cash on hand and $6,644 in property and equipment (net of $4,000 in depreciation). Total assets at December 31, 2007 consisted of $138 in cash on hand, $8,144 in property and equipment (net of $2,500 in depreciation), and a security deposit for our offices of $4,367

Liabilities

Our total liabilities were $454,802 at December 31, 2008 compared to $428,196 at December 31, 2007. The increase from 2007 to 2008 was primarily due to $15,000 loans from shareholder and professional fees of $9,450 accrued.

Total Stockholders' Deficit

Our stockholders' deficit was $447,896 at December 31, 2008 compared to $415,547 at December 31, 2007. The increase from 2007 to 2008 was due to operating losses of $34,849 in 2008.

Revenues

Revenues for the year ending December 31, 2007 were generated from cruise and gaming commissions: $81,431 compared to revenues of $4,200 for the year ended December 31, 2008. To date, the Company does not have sufficient funds to advertise. In April 2007, we had had approximately 60 passengers who signed up with the Company to "Play to Qualify" on a cruise. None of the players qualified. However, we earned approximately $7,200 in cabin commissions.

We did not have a 2008 Cruise due to economic problems in Detroit and we have not nor are we planning on having and in 2009.

Detroit gaming opportunity for the Company decreased further in 2008 as the auto industry started laying off employees and those working were concerned they might lose their jobs, deciding not to spend money on Cruises or trips to Las Vegas. Those that still had the desire to gamble could go to three new casinos in Detroit thereby decreasing the Company's opportunity to earn revenues.

Cost of Sales

Cost of Sales for the fiscal year ended December 31, 2008 was $0, compared to $65,271 for the fiscal year ended December 31, 2007. There were no costs of sales in 2008 because we only earned commissions from casino Resorts. There are no costs of sales in connection with sending gamblers to casino resorts. In April 2007, we had approximately 60 passengers who signed up with the Company to "Play to Qualify" on a cruise. None of them qualified; however, we
earned approximately $7,200 in cabin commissions.   We expended $65,271 in
connection with the cruise.

Expenses

The total G&A expenses for the 2008 year were $39,049 versus $209,204 in 2007. The major components of expenses are general and administrative expenses for 2008. They were $23,000 for rent; $4,200 for telephones charges and $9,450 for professional fees. The 2007 expenses were office rent of $28,000; $7,400 in telephone charges, management wages of $96,000. (6 months), web development $3,700, professional fees $15,500, travel and entertainment $3,600 and bad debt $4,100; and $50,000 forgiveness of debt.


Net Losses


Net losses from operations for the year ended December 31, 2008 were $(34,849); loss per share: $(0.001) compared to a net loss of $(193,074) and loss per share of $(0.01) for the year ended December 31, 2007.The reduction in losses in 2008 are due primarily to rent reduction and no salaries paid in the year. The Company has a history of losses: 2007 losses were $ (193,074) and losses 2006 were $(309,385); and total losses from inception are $(793,443). The trend is to continue losing money until funds for advertising and marketing are available.


Six Months Ended June 30, 2009 Compared to Six Months Ended June 30,
2008

Assets


At June 30, 2009, we had total assets of $6,844 compared to $6,907 at December 31, 2008. Total assets at June 30, 2009 consisted of $950 in cash on hand and $5,894 in property and equipment (net of $4,375 in depreciation). At December 31, 2008, we had total assets of $6,907. Total assets consisted of $263 in cash on hand and $6,644 in property and equipment.

Liabilities

Our total current liabilities were $468,206 at June 30,2009 compared to $454,802 at December 31, 2008. Total current liabilities consist of Accounts Payable and Accrued Expenses, Loan from Shareholders, and Accrued Compensation. Accounts Payable and Accrued Expenses were $44,585 at June 30, 2009 at June 30, 2009 compared to $31,681 at December 31, 2008 and primarily consisted of professional fees. Loans from Shareholders were $23,721 at June 30, 2009 compared to $23,221 at December 31, 2008. Accrued compensation was $399,900 at June 30, 2009 and December 31, 2008 and consisted of wages that were not paid to management over the past 3 years.

Total Stockholders' Deficit

Our stockholders' deficit was $461,362 June 30, 2009 compared to $447,896 at December 31, 2008. This increase was due to losses of $13,466 for the six months ended June 30, 2009.

Revenues

Revenues for the six months ended June 30, 2009 decreased to $3,956 from $4,200 for the six months ended June 30, 2008. The decrease was due to less gamblers playing at casino Resorts. To date, the Company does not have sufficient funds to advertise.


Detroit gaming opportunity for the Company has decreased as the auto industry started laying off employees and those working were concerned they might lose their jobs, deciding not to spend money on Cruises or trips to Las Vegas. Those that still had the desire to gamble could go to three new casinos in Detroit thereby decreasing the Company's opportunity to earn revenues.

Cost of Sales


Cost of Sales for the six months ended June 30, 2009 and 2008 was each $0. There are no costs of sales in connection with sending gamblers to casino Resorts.


Expenses

Operating expenses decreased to $13,384 for the six months ended June 30, 2009 from $30,545 for the six months ended June 30, 2008. We did not pay any rent in the past six months.


The major components of expenses are general and administrative expenses (G&A) for the six months ended June 30, 2009 consisted of professional fees.


Net Losses


Net losses from operations for the six months ended June 30, 2009 were $(13,466) compared to $(26,345) for the six months ended June 30, 2009. The decreased losses for 2009 was due to the elimination of six office months' rent for the quarter ended June 30, 2009.


Liquidity and Capital Resources

At June 30 2009, we had $950 in cash on hand, liabilities totaling $468,206 and a stockholders' deficit of $461,362. In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern. To date, the Company has financed its operations from private sales of its common stock and from loans totaling $23,721 from the Company's officers and directors as of June 30, 2009. These loans are not pursuant to any written agreement. The Company has agreed to repay such loans upon the receipt of sufficient capital.


We do not have enough capital to fund our operations for the next 12 months. We will depend on generating sufficient proceeds from this offering to fund our operations. We will also need to raise additional capital by the issuance of securities and from loans. In the event the company is not successful in selling any shares in this offering, the company's chief executive officer has agreed to continue to fund the company's operations until any such funding can be raised.

The 12,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings and/or receive loans, we might have to cease operations.

Casino Players, Inc. expects the net proceeds from the sale of at least fifty (50%) percent of the shares offered by the Company will sustain its operations for a period of twelve months. There is no assurance that the net proceeds will be received in time to meet our needs. Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, Casino Players, Inc. may deposit proceeds in commercial bank accounts or invest them in money market funds for short-term government obligations.

Deferred Compensation

Management is currently owed $399,900 as of December 31, 2008 to each Mr. Forhan and Mr. Fahoome. Management stopped accruing wages June 30, 2007 and will not receive wages until the company generates revenue to pay wages. When funds become available management will pay down the deferred compensation over a period of twelve months, or longer; depending of working capital available.

Self-Underwriting Offering

The Company's management will do a shelf underwriting "best efforts basis" with no minimum share purchase requirement, there is no guarantee as to the amount of funding received from this offering, if any. Management has estimated the use of funds in the Plan of Operations, found above in the MD&A section, to clearly explain management's intentions. The funds may not be raised and the Plan of Operations may need to be changed. There are no guarantees as to the amount of proceeds raised.

Use of Estimates

The Company's significant estimates include allowance for doubtful accounts and accrued expenses. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the Company believes that such estimates are fair when considered in conjunction with the financial statements taken as a whole, the actual amounts of such estimates, when known, will vary from these estimates. If actual results significantly differ from the Company's estimates, the Company's financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

Cash and cash equivalents include all interest-bearing deposits or investments with original maturities of three months or less.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, debenture and loans payable approximate their fair market value based on the short-term maturity of these instruments.


Accounts Receivable

The Company extends credit to its customers (casinos and Cruise lines) in the normal course of business. Further, the Company regularly reviews outstanding receivables, and provides estimated losses through an allowance for doubtful accounts. The company generates Accounts Receivable when it delivers players and the casino or Cruise line qualifies the player and approves payment to the company. The receivables are normally paid in 30 - 45 days after player departs the casino or Cruise lines. We have receivables from casino and Cruise lines when we deliver players, the commissions are accrued revenues and receivables. We have reduced Accounts Receivables a few times when our estimated revenues were reduced when actual commissions were received.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Machinery and equipment are depreciated over 3 to 10 years. Furniture and fixtures are depreciated over 7 years. Accelerated methods of depreciation are generally used for income tax purposes. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

The Company performs ongoing evaluations of the estimated useful lives of the property and equipment for depreciation purposes. The estimated useful lives are determined and continually evaluated based on the period over which services are expected to be rendered by the asset. Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Other Intangible Assets

Acquired intangible assets are separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the Company's intent to do so.

The Company presents "basic" and, if applicable, "diluted" earnings (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and certain other financial accounting pronouncements. Basic earnings (loss) per common share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the conversion of debentures, were issued during the period.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company did not pay any stock-based compensation during the period presented.

Accounting for Warrants and Freestanding Derivative Financial Instruments

The Company evaluates its warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). If the warrant is determined to be a derivative, the fair value of the warrants is marked-to-market each balance sheet date and recorded as a liability. The change in fair value of the warrants is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

Intangible Assets and Related Impairment of Long-lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of shall be classified as held for sale and are reported at the lower of the carrying amount or fair value less costs to sell.

Income taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Had income taxes been determined based on an effective tax rate of 37.6% consistent with the method of SFAS 109, the Company's net losses for all periods presented would not materially change.

Recent Accounting Pronouncements

In December 2007, the FASB issued FAS No. 141(R) "Applying the Acquisition Method," which is effective for fiscal years beginning after December 15, 2008. This statement retains the fundamental requirements in FAS 141 that the acquisition method be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141(R) broadens the scope of FAS 141 by requiring application of the purchase method of accounting to transactions in which one entity establishes control over another entity without necessarily transferring consideration, even if the acquirer has not acquired 100% of its target. Among other changes, FAS 141(R) applies the concept of fair value and "more likely than not" criteria to accounting for contingent consideration, and pre-acquisition contingencies. As a result of implementing the new standard, since transaction costs would not be an element of fair value of the target, they will not be considered part of the fair value of the acquirer's interest and will be expensed as incurred. The Company does not expect that the impact of this standard will have a significant effect on its financial condition and results of operations.

In December 2007, the FASB also issued FAS No. 160, "Accounting for Noncontrolling Interests," which is effective for fiscal years beginning after December 15, 2008. This statement clarifies the classification of noncontrolling interests in the consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and the holders of non-controlling interests.

The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

In February 2007, the FASB issued FAS No. 159, "Fair Value Option" which provides companies an irrevocable option to report selected financial assets and liabilities at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.

FAS 159 is effective for entities as of the beginning of the first fiscal year that begins after November 15, 2007. The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

In September 2006, the Financial Accounting Standards Board (FASB) issued FAS No. 157, "Fair Value Measurements" ("FAS 157"), which establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements.

FAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sale of the assets of Casino Rated Players, Inc. to the Company was negotiated by Director David Scott of Invicta, and by Mr. Fahoome and Mr. Forhan on behalf of the Company. Mr. Forhan was also a Director and CEO of Invicta during the negotiations and resigned as an Officer and Director June 28, 2008.


Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business. Therefore they were either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for deferred compensation. The shares of our common stock issued to purchase these assets are restricted, were valued at $400 at in closing September 2005, but will have no practical value until the Company can complete equity funding and thereafter implement the business plan.

See the Selling Stockholder Table and footnotes for a description of shares issued for services and their consideration.

There have been no promoters involved with the Company.


The Company has received $24,721 from William Forhan, the Company's Chief Executive Officer, Chief Financial Officer and Chairman, over the past three years. The loans have been used for operating expenses. The loans are non-interest bearing and are due on demand. To date, none of the notes have been repaid.

Director Independence

One of our directors is deemed to be independent, Bob Kuechenberg. Mr. Forhan and Mr. Fahoome are not deemed to be independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Market for Common Stock

Our common stock currently does not trade; there is no public trading market for our common stock. You might have difficulty selling it for more than the $0.25 purchase price pursuant to this prospectus. Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to solicit a registered broker/dealer to apply to FINRA to be a market maker of our common stock and to have our common stock quoted on the OTC Bulletin Board. No assurances can be made that we will retain a broker/dealer and if so, that their application will be approved by FINRA. There also can be assurances that a market for our common stock will be maintained.

Options, Warrants and Convertible Securities

As of the date of this registration statement, there are no issued and outstanding options or warrants.

Registration Rights

There are no registration rights. This registration statement registers 6,000,000 shares to Selling Stockholders and 12,000,000 to Investors total issued shares will be 41,350,000 shares of common stock.

Dividends

 As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Any future determination to declare and pay dividends will be made by our Board of Directors in light of our earnings, financial position, capital requirements and other factors that our Board of Directors deems relevant.

PENNY STOCK RULES

The term "penny stock" generally refers to low-priced (below $5.00), speculative securities of very small companies. While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. In addition, penny stocks include the securities of certain private companies with no active trading market. Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The firm must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer's account. Penny stocks may trade infrequently, which means that it may be difficult to sell penny stock shares once you own them. Because it may be difficult to find quotations for certain penny stocks, they may be impossible to accurately price. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

Stock Transfer Agent

                Our stock transfer agent for our securities is Holladay Stock Transfer, Inc. Their address is 2939 N 67th Place, Scottsdale, Arizona 85251, and their telephone number is (480-481-3940).


                 Changes In and Disagreements with Accountants
                    On Accounting and Financial Disclosure


Lawrence Scharfman CPA,  PA


	On August 17, 2009, the Company dismissed Lawrence Scharfman CPA, PA ("Scharfman") as its registered independent public accountants. The decision to change accountants was made by the Company's Board of Directors on August 17, 2009. Scharfman had previously been engaged as the Company's independent public accountants to audit the Company's financial statements for the fiscal years ended December 31, 2007 and 2008 and to report thereon, and to review the Company's unaudited quarterly financial statements.


	During the fiscal years ended December 31, 2007 and December 31, 2008, there were no disagreements with Scharfman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Scharfman's satisfaction, would have caused Scharfman to make reference to the subject matter in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K. During the fiscal years ended December 31, 2007 and 2008 audited by Scharfman, Scharfman expressed its doubt as to the Company's ability to continue as a going concern due to the fact that the Company did not have any sufficient revenues fund its operations. Scharfman's reports on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principles.


	The Company dismissed Scharfman because on August 11, 2009, the Public Company Accounting Oversight Board (PCAOB) revoked the registration of Scharfman. As Scharfman is no longer registered with the PCAOB, the Company is not permitted to include its audit reports or consents in our filings with the SEC, including this S-1. Because we had used Scharfman to audit our 2007 and 2008 financial statements included in prior filings of this Form S-1, we were required to retain a firm that is registered with the PCAOB to re-audit fiscal years ended December 31, 2007 and December 31, 2008.

Larry O'Donnell, CPA, P.C.

On August 19, 2009, the Company engaged Larry O'Donnell, CPA, P.C. ("O'Donnell") as its new registered independent public accountants. The appointment of O'Donnell was approved by the Company's Board of Directors on August 19, 2009. O'Donnell was hired to re-audit the Company's financial statements for the fiscal years ended December 31, 2007 and 2008 and to issue a report thereon, and to audit the Company's future fiscal years ending December 31st and review the Company's unaudited quarterly financial statements. The Company's engagement of O'Donnell also includes responding to the SEC's comments regarding this Form S-1 inasmuch as they pertain to the financial statements and amending the disclosure thereto accordingly.


From the date of the Company's inception August 19, 2009, neither the Company nor someone on its behalf consulted O'Donnell regarding:


Either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, nor was a written report provided to the Company nor oral advice was provided that O'Donnell concluded was an important factor considered by O'Donnell in reaching a decision as to the accounting, auditing or financial reporting issue; orparagraph
(a)(1)(iv)paragraph (a)(1)(v)


Any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


                      WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended, under which we are required to file annual and periodic reports with the Securities and Exchange Commission. We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules as well as our reports filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

Our website is www.CasinoRatedPlayers.com. The contents of our website are not incorporated by reference herein.

You may also request a copy of our filings at no cost by writing or telephoning William Forhan at:

2400 N. Commerce Parkway, # 105, Weston, Florida 33326. Our telephone number is (954) 684-8288.

                             FINANCIAL INFORMATION

Item:								Page No.:

Audited Financial Statements for the Fiscal Years Ended
December 31, 2008 and December 31, 2007

Auditors Report							F-2
Balance Sheet							F-3
Statement of Operations						F-4
Statement of Stockholders' Deficit				F-5
Statement of Cash Flows						F-6
Notes								F-7

Unaudited Financial Statements for the Quarter Ended June 30, 2009

Balance Sheet							F-13
Statement of Operations						F-14
Statement of Cash Flows						F-15
Notes								F-16

Larry O'Donnell, CPA, P.C.
2228 South Fraser Street, Unit I
Aurora, Colorado 80014
Telephone (303) 745-4545

                         Independent Auditor's Report

To the Shareholders of
Casino Players, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Casino Players, Inc. as of December 31, 2007 and 2008, and the related statements of operations, statement of stockholders' deficit and cash flows for the years ended December 31, 2007 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Casino Players, Inc. as of December 31, 2007 and 2008, and the results of its operations, statement of stockholders' deficit and its cash flows for the year ended December 31, 2007 and 2008.
In conformity with accounting principles generally accepted in the United State of America.

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of approximately $793,443 for the period since inception July 20, 2005 to December 31, 2008. The future of the company is dependent on its ability to obtain funding. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discusses in Note 7 to the consolidated financial statements, the 2008 financial statements have been restated to correct a material misstatement.

Larry O'Donnell, CPA, P.C.
 Aurora, Colorado
 August 28, 2009

                         CASINO PLAYERS, INC.
                     CONSOLIDATED BALANCE SHEETS
                     December 31, 2008 and 2007

                               ASSETS

                              RESTATED

								2008		2007
								--------------- ---------------
Current assets:
	Cash and cash equivalents				$263		$138
								--------------- ---------------
		Total current assets				263		138
								--------------- ---------------

Property and equipment, net of accumulated depreciation
	of $4,000 and $2,500, respectively			6,644		8,144

Other assets:
	Security deposits					-		4,367
								--------------- ---------------
								$6,907		$12,649
								=============== ===============

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
	Accounts payable and accrued expenses			$31,681		$19,840
	Loans from shareholders					23,221		8,456
	Accrued compensation					399,900		399,900
								--------------- ---------------
	Total current liabilities				454,802		428,196
								--------------- ---------------

Stockholders' equity (deficit)
	Preferred stock, $.0001 par value, 20,000,000 shares
	 authorized and -0- shares outstanding			-		-
	Common stock, $.0001 par value, 200,000,000
	 shares authorized, 29,350,000 and 29,300,000
	 shares issued and outstanding, respectively		2,935		2,930
	Additional paid-in capital				342,613		340,118
	Accumulated deficit					(793,443)	(758,595)
								--------------- ---------------
	Total stockholders' equity (deficit)			(447,896)	(415,547)
								--------------- ---------------

	Total liabilities and stockholders' equity (deficit)	$6,907		$12,649
								=============== ===============

          See accompanying notes to these financial statements.

                         CASINO PLAYERS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                     December 31, 2008 and 2007

                              RESTATED
								2008		2007
								--------------- ---------------
Sales and commissions earned					$4,200		$81,431

Cost of sales							-		65,271
								--------------- ---------------
Gross margin							4,200		16,159

Operating expenses						39,049		209,204
								--------------- ---------------
Income (loss) from operations					(34,849)	(193,045)

Other income (expense)
	Interest expense					-		(29)
								--------------- ---------------
Net (loss) before provision for income taxes			(34,849)	(193,074)

Provision for income taxes					-		-
								--------------- ---------------
Net (loss)							$(34,849)	$(193,074)
								=============== ===============
Basic and diluted loss per common share				$(0.00)		$(0.01)
								=============== ===============
Weighted average common shares outstanding			29,345,205	29,300,000
								=============== ===============

          See accompanying notes to these financial statements.

                         CASINO PLAYERS, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS DEFICIT
           For the years ended December 31, 2008 and 2007

						Common Stock		Additional		Accumulated
					Shares		Amount		Paid -In Capital	Deficit		Total
					--------------- --------------- --------------- 	--------------- ---------------

Balance December 31, 2006		29,300,000	$2,930		$290,070		$(565,521)	$(272,521)

Forgiveness of Invicta Group, Inc. Debt					50,048

Net loss											(193,074)	(193,074)
					--------------- --------------- --------------- 	--------------- ---------------
Balance December 31, 2007		29,300,000	2,930		340,118			(758,595)	(415,547)

Stock issued to director		50,000		5		2,495					2,500

Net loss											(34,849)	(34,849)
					--------------- --------------- --------------- 	--------------- ---------------
Balance December 31, 2008		29,350,000	$2,935		$342,613		$(793,444)	$(447,896)
					=============== =============== =============== 	=============== ===============

          See accompanying notes to these financial statements.

                         CASINO PLAYERS, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the years ended December 31, 2008 and 2007

                              RESTATED

								2008		2007
								--------------- ---------------
Cash flows from operating activities:
	Net income (loss)					$(34,849)	$(193,074)
	Adjustments to reconcile net income to net
	 cash provided by operating activities:
	  Depreciation						1,500		1,500
	  Stock issued for services				2,500		-
	  Changes in assets and liabilities:
	    Decrease in other assets				4,367		-
	    Increase in accounts payable and accrued expenses	11,841		16,299
	    Increase in due from shareholder			14,765		2,512
	    Increase (decrease) in deferred revenue		-		(17,336)
	    Increase in accrued compensation			-		162,900
								--------------- ---------------
Cash flows provided from operationg activities			124		(27,199)
								--------------- ---------------
Cash flows provided from financing activities:
	Proceeds from notes payable				-		13,195
	Payments of notes payable				-		-
								--------------- ---------------
Cash flows provided from financing activities			-		13,195
								--------------- ---------------

Net change in cash and cash equivalents				124		(14,004)

Cash and cash equivalents, beginning of period			138		14,142
								--------------- ---------------

Cash and cash equivalents, end of period			$262		$138
								=============== ===============
Supplemental disclosure:
	Interest  paid						$-		$-
								=============== ===============
	Taxes paid						$-		$-
								=============== ===============

          See accompanying notes to these financial statements.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008

                                    RESTATED


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization

Casino Players, Inc. was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting

The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Revenue recognition

We record revenue after a Player departs a Casino or Cruise line if we have confirmation of commission amount due. Sometimes, however, it can take up to a week to receive confirmation that a Player has qualified for the Company to receive a commission. We record as accounts receivable and accrue revenue. The revenue is received in 30 -45 days after the Player departs, and the receivable is adjusted based on the actual check is received.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Fixed assets

Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:

	Furniture		7 years
	Office equipment	5 years

Income taxes

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Earnings Per Share

Basic earnings per share is computed based on the weighted average number of shares outstanding during the period. Diluted earnings per share is computed using the weighted average common shares and all potentially dilutive common shares outstanding during the period.

Advertising Costs

Advertising costs generally will be charged to operations in the year incurred. Advertising cost totaled $0 and $0 for the years ended December 31, 2008 and 2007, respectively.

NOTE 2: GOING CONCERN

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of approximately $793,443 since inception. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its S-1 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations. If the Company is unable to raise the necessary working capital though the equity funding it will be forced to continue relying on cash from operations and loans from related parties to satisfy its working capital needs. There can be no assurance that the company will be able rely on these sources to maintain its operations.

NOTE 3: INCOME TAXES

The provisions for income taxes for the years ended December 31, 2008 and 2007 consisted of the following:

							2008		2007

Provisions for income taxes at statutory federal rate	$5,000 		$55,700
Valuation allowance	 				(5,000)		(55,700)
Net income tax provision     				$-0-		$-0-

The reported income tax at the statutory rate		34%		34%
State rate, net of federal income tax			5%		5%
Valuation allowance					-39%		-39%
Effective income tax rate				0%		0%


Due to the uncertainty of realization, no tax benefit has been recognized for the current period's operating loss. The future tax benefits may be carried forward up to 15 years against taxable income

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008

NOTE 4: STOCK BASED COMPENSATION

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company did not pay any stock-based compensation during the period presented.

NOTE 5: LEASES

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale, Florida.

Subsequent to December 31, 2007 the Company cancelled its office lease.

NOTE 6: NOTES PAYABLE TO RELATED PARTY

The Company had a payable to Invicta Group, Inc. totaling $50,048 which was formally forgiven as of December 31, 2007. As Invicta Group, Inc. was significant shareholder of the Company the amount is considered contributed capital and has been recorded as such.

NOTE 7 RESTATEMENT OF DECEMBER 31, 2007 and 2008 CONSOLIDATED FINANCIAL
STATEMENTS

We adopted FASB Statement No. 154, Accounting Changes and Error Corrections , a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement also provides for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore the reporting of a correction of an error by restating previously issued financial statements is also addressed by this statement.

July 20, 2009 the Company restated the December 31, 2007 and 2008 consolidated financial statements correcting a Note Payable of $50,048 that was booked as income, increasing expenses and paid in capital $50,048; the effects of these changes are: (i) in 2007 paid in capital increased $50,048 totaling $340,118 and accumulated deficit increased $50,048 totaling $(758,595). Operating expenses increased $50,048; (ii) in 2008 paid in capital increased $50,048 totaling $342,613 and accumulated deficit increased $50,048 totaling $(793,443).

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008

                                      ASSETS

  										December 31,
										2008				December 31,
										as previously			2008
										reported	adjustments	as restated
										---------------	---------------	---------------
Current assets:
  Cash and cash equivalents							$263		$-		$263
										---------------	---------------	---------------
  Total current assets								263				263
										---------------	---------------	---------------

Property and equipment, net of accumulated depreciation
  of $4,000 and $2,500, respectively						6,644		-		6,644

Other assets:
  Security deposits								-				-
										---------------	---------------	---------------
  										$6,907		$-		$6,907
										===============	===============	===============
                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses						$31,681		$-		$31,681
  Loans from shareholders							23,221		-		23,221
  Accrued compensation								399,900		-		399,900
										---------------	---------------	---------------
  Total current liabilities							454,802				454,802
										---------------	---------------	---------------
Stockholders' equity (deficit)
  Preferred stock, $.0001 par value, 20,000,000 shares
   authorized and -0- shares outstanding					-				-
  Common stock, $.0001 par value, 200,000,000
   shares authorized, 29,350,000 and 29,300,000
   shares issued and outstanding, respectively					2,935		-		2,935
  Additional paid-in capital	292,565	50,048	342,613
  Accumulated deficit								(743,396)	(50,048)	(793,443)
										---------------	---------------	---------------
  Total stockholders' equity (deficit)						(447,896)			(447,896)
										---------------	---------------	---------------
  Total liabilities and stockholders' equity (deficit)				$6,907		$-		$6,907
										===============	===============	===============

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008

                                     ASSETS

  										December 31,
										2007				December 31,
										as previously			2007
										reported	adjustments	as restated
										---------------	---------------	---------------
Current assets:
  Cash and cash equivalents							$138		$-		$138
										---------------	---------------	---------------
  Total current assets								138				138
										---------------	---------------	---------------
Property and equipment, net of accumulated depreciation
  of $4,000 and $2,500, respectively						8,144		-		8,144

Other assets:
  Security deposits								4,367				4,367
										---------------	---------------	---------------
										$12,649		$-		$12,649
										===============	===============	===============
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses						$19,840		$-		$19,840
  Loans from shareholders							8,456		-		8,456
  Accrued compensation								399,900		-		399,900
										---------------	---------------	---------------
  Total current liabilities							454,802				428,196
										---------------	---------------	---------------
Stockholders' equity (deficit)
  Preferred stock, $.0001 par value, 20,000,000 shares
  authorized and -0- shares outstanding						-				-
  Common stock, $.0001 par value, 200,000,000
  shares authorized, 29,350,000 and 29,300,000
  shares issued and outstanding, respectively					2,930		-		2,930
  Additional paid-in capital							290,070		50,048		340,118
  Accumulated deficit								(708,547)	(50,048)	(758,595)
										---------------	---------------	---------------
  Total stockholders' equity (deficit)						(415,547)			(415,547)
										---------------	---------------	---------------
  Total liabilities and stockholders' equity (deficit)				$12,649		$-		$12,649
										===============	===============	===============

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008

  										December 31,
										2007				December 31,
										as previously			2007
										reported	adjustments	as restated
										---------------	---------------	---------------

Sales and commissions earned							$81,431		$-		$81,431

Cost of sales									65,271		-		65,271
										---------------	---------------	---------------
Gross margin									16,159				16,159

Operating expenses								159,156		50,048.00	209,204
										---------------	---------------	---------------
Income (loss) from operations							(142,997)			(193,045)

Other income (expense)
  Interest expense								(29)		-		(29)
										---------------	---------------	---------------
Net (loss) before provision for income taxes					(143,026)			(193,074)

Provision for income taxes							-		-		-
										---------------	---------------	---------------
Net (loss)									$(143,026)	$(50,048)	$(193,074)
										===============	===============	===============
Basic and diluted loss per common share						$-				$(0.01)
										===============	===============	===============
Weighted average common shares outstanding					29,300,000			29,300,000
										===============	===============	===============

                             CASINO PLAYERS, INC.
                         CONSOLIDATED BALANCE SHEETS
          June 30, 2009 (Unaudited) and December 31, 2008 (Restated)

                                    ASSETS

									June 30,	December 31,
									2009		2008
									--------------- ---------------
									(Unaudited)	(Restated)
Current assets:
  Cash and cash equivalents						$950		$263
									--------------- ---------------
    Total current assets						950		263

Property and equipment, net of accumulated depreciation
 of $4,375 and $4,000, respectively					5,894		$6,644
									--------------- ---------------
									$6,844		$6,907
									=============== ===============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses					$44,585		$31,681
  Loans from shareholders						23,721		23,221
  Accrued compensation							399,900		399,900
									--------------- ---------------
    Total current liabilities						468,206		454,802
									--------------- ---------------

Stockholders' equity (deficit)
  Preferred stock, $.0001 par value, 20,000,000 shares
   authorized and -0- shares outstanding				-		-
  Common stock, $.0001 par value, 200,000,000
    shares authorized, 29,350,000
    shares issued and outstanding, respectively				2,935		2,935
  Additional paid-in capital						342,613		342,613
  Accumulated deficit							(806,910)	(793,443)
									--------------- ---------------
      Total stockholders' equity (deficit)				(461,362)	(447,895)
									--------------- ---------------

      Total liabilities and stockholders' equity (deficit)		$6,844		$6,907
									=============== ===============

             See accompanying notes to these financial statements

                             CASINO PLAYERS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                For the Six Months ended June 30, 2009 and 2008

                                  (Unaudited)

									2009		2008
									--------------- ---------------
Sales and commissions earned						$3,956		$4,200

Cost of sales								-		-
									--------------- ---------------
Gross margin								3,956		4,200

Operating expenses							13,384		30,545
									--------------- ---------------
Income (loss) from operations						(9,428)		(26,345)

Other income (expense)
  Interest expense							(4,038)		-
									--------------- ---------------
Net (loss) before provision for income taxes				(13,466)	(26,345)

Provision for income taxes						-		-
									--------------- ---------------
Net (loss)								$(13,466)	$(26,345)
									=============== ===============
Basic and diluted loss per common share					$(0.00)		$(0.00)
									=============== ===============
Weighted average common shares outstanding				29,350,000	29,340,331
									=============== ===============

             See accompanying notes to these financial statements

                             CASINO PLAYERS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Six Months ended June 30, 2009 and 2008

                                  (Unaudited)

									2009		2008
									--------------- ---------------
Cash flows from operating activities:
  Net income (loss)							$(13,466)	$(26,345)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation							750		750
    Stock issued for services						-		2,500
    Changes in assets and liabilities:
      Increase in accounts receivable					-		(4,200)
      Decrease in other assets						-		4,367
      Increase in accounts payable and accrued expenses			12,904		20,415
      Increase in due from shareholder					500		2,683
									--------------- ---------------
Cash flows provided from operationg activities				687		169
									--------------- ---------------

Cash flows provided from financing activities:
  Proceeds from notes payable						-		7,525
  Payments of notes payable						-		(7,525)
Cash flows provided from financing activities				-		-

Net change in cash and cash equivalents					687		169

Cash and cash equivalents, beginning of period				263		138
									--------------- ---------------
Cash and cash equivalents, end of period				$950		$307
									=============== ===============
Supplemental disclosure:
  Interest  paid							$4,038		$-
									=============== ===============
  Taxes paid								$-		$-
									=============== ===============

             See accompanying notes to these financial statements

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2009

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization

Casino Players, Inc. was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting

The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.


In our opinion, the accompanying balance sheets and related interim statements of operations and cash flows include the adjustments (consisting of normal and recurring items) necessary for their fair presentation in conformity with United States generally accepted accounting principles ("GAAP"). Preparing financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates. The unaudited information included in this statement should be read in conjunction with the Financial Statements contained in our 2008 Annual Report. Interim results are not necessarily indicative of results for a full year.

Certain prior period amounts have been reclassified to conform to current-period presentation. These reclassifications had no effect on net loss for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Revenue recognition

We record revenue after a Player departs a Casino or Cruise line if we have confirmation of commission amount due. Sometimes, however, it can take up to a week to receive confirmation that a Player has qualified for the Company to receive a commission. We record as accounts receivable and accrue revenue. The revenue is received in 30 -45 days after the Player departs, and the receivable is adjusted based on the actual check is received

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Fixed assets

Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:

Furniture		7 years
Office equipment	5 years

Income taxes

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

Earnings Per Share

Basic earnings per share is computed based on the weighted average number of shares outstanding during the period. Diluted earnings per share is computed using the weighted average common shares and all potentially dilutive common shares outstanding during the period.


NOTE 2: GOING CONCERN

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of approximately $806,910 since inception. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its S-1 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the Company will be able raise sufficient working capital to maintain its operations. If the Company is unable to raise the necessary working capital though the equity funding it will be forced to continue relying on cash from operations and loans from related parties to satisfy its working capital needs. There can be no assurance that the company will be able rely on these sources to maintain its operations.


NOTE 3: ACCRUED COMPENSATION

The Company had employment contracts with its two key employees for salaries of $7,000 per month. Since the Company did not have adequate operations to pay the salaries, beginning October 1, 2005 the amounts were being accrued and deferred until adequate operations are achieved. The contracts were canceled on June 30, 2007. Accrued compensation at June 30, 2009 amounted to $399,900.


NOTE 4: LOANS FROM SHAREHOLDERS

A shareholder has advanced various loans to the Company for the payment of certain operating expenses. The loans are non-interest bearing and are due on demand. Loans from shareholders at June 30, 2009 amounted to $23,721.

NOTE 5: INCOME TAXES

The Company reported no income tax expense or benefit for the six months ended June 30, 2009 and 2008 due to the net operating losses incurred during both periods.

Our Federal net operating loss ("NOL") carryforward balance as of December 31, 2008 was approximately $740,000. Our NOL carryforwards are scheduled to expire between 2009 and 2028. NOL utilization may be subject to a limitation contained in Internal Revenue Code Section 382.

In June 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." Previously, the Company had accounted for contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies." The interpretation provides guidance on recognition, classification and disclosure concerning uncertain tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is 'more-likely-than-not' that it will be sustained upon examination. For tax positions meeting the 'more-likely-than-not' threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. FIN 48 is effective for fiscal years beginning after December 15, 2006. Accordingly, the Company adopted FIN 48 effective January 1, 2007. At the adoption date, the Company applied FIN 48 to all positions for which the statute of limitations remained open and determined that no liability existed for uncertain tax positions. The Company has updated its FIN 48 assessment through June 30, 2009 and determined that no adjustments were necessary.


NOTE 6: STOCK BASED COMPENSATION

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company did not pay any stock-based compensation during the period presented.


NOTE 7: LEASES

On June 1, 2008 the Company cancelled its office lease for $20,000. There is $10,000 remaining on this obligation at June 30, 2009 and is included in accounts payable and accrued expenses on the Balance Sheet.


NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS 157 applies to other accounting pronouncements that require fair value measurements; it does not require any new fair value measurements. SFAS 157 was to be effective for the Company on January 1, 2008. However, in February 2008, the FASB released a FASB Staff Position (FSP FAS 157-2 - Effective Date of FASB Statement No. 157) which delayed the effective date of SFAS No. 157 for the Company to January 1, 2009. We adopted SFAS 157 on January 1, 2009. The implementation of SFAS 157 in 2009 did not have a significant impact on the Company's financial position or results of operations.

In December 2007, the FASB issued Statement 141 (revised 2007), "Business Combinations" (SFAS 141R) to change how an entity accounts for the acquisition of a business. SFAS 141R will replace existing SFAS 141 in its entirely.

SFAS 141R carries forward the existing requirements to account for all business combinations using the acquisition method (formerly called the purchase method). In general, SFAS 141R will require acquisition-date fair value measurement of identifiable assets acquired, liabilities assumed and noncontrolling interests in the acquiree. SFAS 141R will eliminate the current cost-based purchase method under SFAS 141.

SFAS 141R amends the goodwill impairment test requirements in SFAS 142. For a goodwill impairment test as of a date after the effective date of SFAS 141R, the value of the reporting unit and the amount of implied goodwill, calculated in the second step of the test, will be determined in accordance with the measurement and recognition guidance on accounting for business combinations under SFAS 141R. This change could effect the determination of what amount, if any, should be recognized as an impairment loss for goodwill recorded before the effective date of SFAS 141R. This accounting will be required when SFAS 141R becomes effective (January 1, 2009 for the Company) and applies to goodwill related to acquisitions accounted for originally under SFAS 141 as well as those accounted for under SFAS 141R.

The Company adopted SFAS 141R effective January 1, 2009 and will apply its provisions prospectively. The implementation of SFAS 141R in 2009 did not have a significant impact on the Company's financial position or results of operations.

                      [OUTSIDE BACK COVER OF PROSPECTUS]

                   ________________________________________

                             CASINO PLAYERS, INC.
                       18,000,000 Shares of Common Stock
                                $0.25 per Share

                               TABLE OF CONTENTS


									Page

SUMMARY									3
RISK FACTORS								8
DESCRIPTION OF BUSINESS							14
DESCRIPTION OF PROPERTIES						19
LEGAL PROCEEDINGS							19
USE OF PROCEEDS								19
DETERMINATION OF OFFERING PRICE						20
DILUTION								20
DIVIDENDS								21
SELLING STOCKHOLDERS							21
SELLING STOCKHOLDER TABLE						23
PLAN OF DISTRIBUTION							24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS		27
EXECUTIVE COMPENSATION							29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		30
DESCRIPTION OF SECURITIES						32
INTEREST OF NAMED EXPERTS AND COUNSEL					33
EXPERTS									34
DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES								34
ORGANIZATION WITHIN LAST FIVE YEARS					34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATION & PLAN OF OPERATIONS					35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS				43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS		43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  AND FINANCIAL DISCLOSURE 44
WHERE YOU CAN FIND MORE INFORMATION					45
FINANCIAL INFORMATION							F-1

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

 	SEC Registration Fee				$500
 	Printing Expenses				500
 	Accounting/administrative Fees and Expenses	2,000
 	Blue Sky Fees/Expenses				5,000
 	Legal Fees/ Expenses				25,000
 	Escrow fees/Expenses				1,000
 	Transfer Agent Fees				5,000
 	Miscellaneous Expenses				11,000
 	________________________________________

 	TOTAL						$50,000

All amounts are estimates, other than SEC's registration fees.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Article II of our Articles of Incorporation and Article VII of our By-Laws, we are required to indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

                During the past three years, we sold the following securities without registration:

a)	In July 2005, the Company issued 9,000,000 million common shares, valued at $90,000 to Fahoome for service on the Board of Directors and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.

b)	In July 2005, the Company issued 9,000,000 million common shares, valued at $90,000 to William Forhan for service on the Board of Directors and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.

c)	On November 29, 2005, the Company issued 200,000 common shares, valued at $2,000 to David Dreslin for business consulting services. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.

d)	On November 19, 2005, the Company issued 4,000,000 common shares, valued at $40,000 to Invicta Group, Inc. for purchase of assets, including "Casino Rated Players" name and trademark, web site, and marketing materials and customer list. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.

e)	On November 29, 2005, the Company issued 2,000,000 common shares, valued at $20,000 to David Scott, for consulting services relating to Internet marketing strategies. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.

f)	The Company had engaged iVest Investments, LLC as counsel to the
Company to prepare this registration statement and to provide 12 months of legal services after the registration statement was declared effective by the SEC. In consideration for such services, on November 29, 2005, the Company issued an aggregate of 2,900,000 shares of common stock of the Company to iVest Investments, LLC. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.


In May 2007, the Company dismissed iVest Investments LLC; and the Company and iVest verbally agreed to cancel 1,900,000 shares of the 2,900,000 shares the Company had originally issued iVest and for iVest to retain the remaining 1,000,000 shares. We also agreed to register the remaining 1,000,000 shares in this registration statement. J. Bennett Grocock has ultimate voting and dispositive control of the shares held by iVest Investments, LLC.

g)	On November 29, 2005, the Company issued 2,200,000 common shares, valued at $22,000 to Double Diamond Investments, Inc., a Nevada corporation, for business consulting services performed pursuant to an agreement with a related company, Big Apple Consulting, U.S.A., Inc., to individuals for service on the Board of Directors, medical consulting, investor relations and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) promulgated thereunder, based on the fact that the issuance did not involve a public offering.

h)	See footnote (f).

ITEM 27.       EXHIBITS.

Exhibit	Description

3.1	State of Nevada Corporate Charter, Casino Players, Inc. dated July 19,
2005 (incorporated by reference to Exhibit 3.1 to the Company's SB-2 filed on October 27, 2006).

3.2	State of Nevada Certified Articles of Incorporation, Casino Players,
Inc. July 19, 2005 (incorporated by reference to Exhibit 3.2 to the Company's SB-2 filed on October 27, 2006).

3.3	Corporate Bylaws, Casino Players, Inc. dated October 10, 2005
(incorporated by reference to Exhibit 3.3 to the Company's SB-2 filed on October 27, 2006).

3.4	State of Nevada Corporate Charter, Casino Rated Players, Inc. dated July
13, 2004 (incorporated by reference to Exhibit 3.4 to the Company's SB-2 filed on October 27, 2006).

3.5	State of Nevada Articles of Incorporation, Casino Rated Players, Inc.
dated July 13, 2004 (incorporated by reference to Exhibit 3.5 to the Company's SB-2 filed on October 27, 2006).

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit
4.1 to the Company's Amendment No. 4.1 to Form S-1 filed on April 9, 2009).

5.1	Opinion of The Sourlis Law Firm

10.1	Employment Agreement, dated July 23, 2002, between Casino Rated Players,
Inc. and William Forhan (incorporated by reference to Exhibit 10.1 to the Company's SB-2 filed on October 27, 2006).

10.1.1	Employment Agreement, dated August 1, 2004, between Casino Rated
Players, Inc. and Joseph Fahoome (incorporated by reference to Exhibit 10.11 to the Company's Amendment No. 4.1 to Form S-1 filed on April 9, 2009).

10.2	Gaming Licenses for William Forhan and Joseph Fahoome (incorporated by reference to Exhibit 10.2 to the Company's SB-2 filed on October 27, 2006).

10.3	Office Lease Agreement dated September 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company's SB-2 filed on October 27, 2006).

10.4	Purchase Agreement between Casino Players, Inc. and Invicta Group, Inc.
dated September 30, 2005 (incorporated by reference to Exhibit 10.4 to the Company's SB-2 filed on October 27, 2006).

10.5	Consulting Agreement with Big Apple Consulting U.S.A., Inc.
(incorporated by reference to Exhibit 4. 1 to Amendment No. 3 to the Company's SB-2 filed on October 29, 2007).

23.1	Consent of Larry O'Donnell, CPA, P.C.

23.3	Consent of The Sourlis Law Firm (contained in Exhibit 5.1 filed herewith).

ITEM 17.  UNDERTAKINGS

a.	Rule 415 Offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities
Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the Company is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Company includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the Company is relying on Rule 430B (Section 230.430B of this chapter):

A.	Each prospectus filed by the Company pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the Company under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                  SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Weston, state of Florida, on October 8, 2009.

				CASINO PLAYERS, INC.

				BY: /s/ William G. Forhan
				William G. Forhan, CEO, CFO, and Chairman
       				(Principal Executive Officer)
       				(Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William G. Forhan, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this amended and restated Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title 					Date

/s/ William G. Forhan

William G. Forhan	Chief Executive Officer, Chief 		October 8, 2009
			Financial Officer and Chairman
			(Principal Executive Officer)
			(Principal Financial and Accounting
			Officer)


*
Joseph Fahoome		President and Director 			October 8, 2009



*
Robert Kuechenberg	Director				October 8, 2009

*Signed on behalf of such person by William G. Forhan pursuant to a Power-of-Attorney included on the Signature Page of Amendment No. 4 to Form S-1 filed by the Company on April 9, 2009 and is incorporated by reference herein.

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